                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                GATX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
--------------------------------------------------------------------------------

LOGO                                                         GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at the Company's principal office on the 42nd Floor, 500 West Monroe Street, Chicago, Illinois 60661, on Friday, April 23, 1999, at 9:00 A.M., for the purposes of:

        1. electing directors;

        2. approving an amendment to the Company's 1995 Long Term Incentive Compensation Plan to authorize participation by non-employee directors;

        3. approving an amendment to the Company's 1995 Long Term Incentive Compensation Plan to authorize the use of additional shares of Common Stock thereunder;

        4. approving the adoption of the Company's Employee Stock Purchase Plan;

        5. approving the appointment of independent auditors for the year 1999; and

        6. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 5, 1999 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy. Alternatively, you may vote by telephone by following the instructions in the enclosed proxy.

                                        David B. Anderson
                                        Secretary

March 17, 1999

LOGO                                                         GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                                                                  March 17, 1999

                                PROXY STATEMENT
                               ------------------

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses in connection with the solicitation of this proxy will be paid for by the Company. In addition to solicitation by mail, the Company has retained ChaseMellon Shareholder Services to solicit proxies on behalf of the Board of Directors for a fee not to exceed $6,500, plus reasonable out-of-pocket expenses and disbursements. ChaseMellon Shareholder Services may solicit proxies by mail, facsimile, telegraph or personal call. In addition, officers, directors and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, facsimile, telephone, telegraph or personal call. The Annual Report for the year 1998, including financial statements, was first mailed to all shareholders together with this proxy statement on or about March 17, 1999.

                               VOTING SECURITIES

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 5, 1999 will be entitled to vote at the meeting or any adjournment thereof. As of that date, there were 49,433,437 shares of the Common Stock and 25,965 shares of the $2.50 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the annual meeting in order to constitute a quorum for the annual meeting. Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("Broker Non-Votes"), will be counted in determining whether a quorum has been attained.

     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast. Ratification of auditors, approval of the amendments to the 1995 Long Term Incentive Compensation Plan and adoption of the Employee Stock Purchase Plan will require a majority of the votes cast, with the result that shares as to which votes are withheld or which abstain from voting on these matters and Broker Non-Votes will not be counted and thus will not affect the outcome with respect to these matters.

     All share related information presented in this proxy statement has been adjusted to reflect the two for one stock split in the form of a stock dividend which became effective on June 1, 1998.

                             ELECTION OF DIRECTORS

     Nine directors are to be elected, each for a term of one year, to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the election of the nominees named below. Mr. Charles Marshall, who was a director from 1978 to 1982 and since 1989, is not standing for re-election because of mandatory retirement. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy, or the Board may be reduced accordingly.

                             NOMINEES FOR DIRECTORS

                                                                       Director
               Name and Principal Occupation                  Age       Since
               -----------------------------                  ---      --------
James M. Denny..............................................  66         1995
  Managing Director, William Blair Capital Partners, LLC
Richard Fairbanks...........................................  58         1996
  Managing Director for Domestic & International Issues,
  Center for Strategic & International Studies
William C. Foote............................................  47         1994
  Chairman of the Board and Chief Executive Officer, USG
  Corporation
Deborah M. Fretz............................................  50         1993
  Senior Vice President, Lubricants and Logistics, Sunoco,
  Inc.
Richard A. Giesen...........................................  69         1982
  Chairman of the Board and Chief Executive Officer,
  Continental Glass & Plastic, Inc.
Miles L. Marsh..............................................  51         1995
  Chairman of the Board and Chief Executive Officer, Fort
  James Corporation
Michael E. Murphy...........................................  62         1990
  Retired; Former Vice Chairman, Chief Administrative
  Officer, Sara Lee Corporation
John W. Rogers, Jr. ........................................  39         1998(1)
  President & Co-Chief Investment Officer, Ariel Capital
  Management, Inc.
Ronald H. Zech..............................................  55         1994
  Chairman of the Board, President and Chief Executive
  Officer of the Company

---------------

(1) Mr. Rogers was elected to the Board on July 24, 1998 and will be standing for election by shareholders for the first time this year.

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Denny was elected Managing Director, William Blair Capital Partners, LLC, a general partner of a private equity fund affiliated with William Blair and Co., in August 1995. Mr. Denny previously served as Vice Chairman of Sears, Roebuck and Co., a merchandising and financial services company, from February 1992 until August 1995. Mr. Denny is a director of Allstate Corporation, Gilead Sciences, Inc., Astra AB and ChoicePoint Inc.

     Mr. Fairbanks, a former U.S. Ambassador at Large, was named Managing Director for Domestic & International Issues at the Center for Strategic & International Studies, a nonprofit public policy research institution providing analysis on and assessment of the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, in April, 1994. Mr. Fairbanks previously served as Senior Counsel at the law firm of Paul, Hastings, Janofsky & Walker from February 1992 until April 1994 and as Senior Counsel for the Center for

Strategic & International Studies from February 1992 until April 1994. Mr. Fairbanks is also a director of Hercules, Inc. and SEACOR SMIT Inc.

     Mr. Foote was elected Chairman of the Board of USG Corporation, formerly known as United States Gypsum Company, an international manufacturer of building materials and industrial products, in April 1996, having been previously named Chief Executive Officer of USG Corporation in January 1996. He also served as President and Chief Operating Officer from January 1994 to January 1996. Mr. Foote is also a director of Walgreen Co.

     Ms. Fretz was named Senior Vice President, Lubricants and Logistics, of Sunoco, Inc., an energy company, in January 1997, having served as Senior Vice President of Logistics since August 1994. Ms. Fretz previously served as President of Sun Pipe Line Company and Sun Marine Terminals, which transport and store crude oil and refined petroleum products for Sunoco, Inc. and other energy companies, from October 1991 to 1994. Ms. Fretz is also a director of Cooper Tire & Rubber Company.

     Mr. Giesen was elected Chairman of the Board and Chief Executive Officer of Continental Glass and Plastic, Inc., a packaging distribution company, in August 1988. Since 1988, he has also served as Chairman and Chief Executive Officer of Continental's parent, Continere Corporation. Mr. Giesen is also a director of Smurfit-Stone Container Corporation.

     Mr. Marsh was named Chairman of the Board and Chief Executive Officer of Fort James Corporation, a producer of consumer and commercial tissue products and food and consumer packaging, formed through the merger of James River Corporation and Fort Howard Corporation in August 1997. Mr. Marsh previously served as Chairman of the Board and Chief Executive Officer of James River Corporation from October 1995 until August 1997. Mr. Marsh previously served as Chairman of the Board and Chief Executive Officer of Pet Incorporated, a branded food company, from April 1991 until February 1995. Mr. Marsh is also a director of Whirlpool Corporation and Morgan Stanley Dean Witter & Co.

     Mr. Murphy retired as Vice Chairman, Chief Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, in October, 1997, having served in that position since July, 1993 and as its Chief Financial Officer from July 1993 to November 1994. Mr. Murphy is also a director of American General Corporation, Bassett Furniture Industries, Incorporated, True North Communications, Inc., Northern Funds and Payless ShoeSource, Inc.

     Mr. Rogers is President & Co-Chief Investment Officer of Ariel Capital Management Inc., an institutional money management firm specializing in equities, having founded the firm in January 1993. In addition, Ariel Capital serves as the investment advisor, administrator and distributor of Ariel Mutual Funds. Mr. Rogers is also a director of Bank One Corporation, Aon Corporation and Burrell Communications Group.

     Mr. Zech was elected Chairman of the Board in April 1996, having been previously named Chief Executive Officer of the Company in January 1996, and President in July 1994. Mr. Zech served as Chief Operating Officer from July 1994 to January 1996. Mr. Zech previously served as President and Chief Executive Officer of GATX Capital Corporation from 1984 to 1994. Mr. Zech is also a director of McGrath RentCorp and PMI Group, Inc. and two of the Company's subsidiaries, General American Transportation Corporation and GATX Capital Corporation.

                            COMMITTEES OF THE BOARD

     The Company's Audit Committee members are Messrs. Murphy (Chairman), Denny, Fairbanks and Marsh. The committee's functions include: (i) recommending to the Board of Directors the appointment of the Company's independent auditors; (ii) reviewing and approving in advance of each year the audit and non-audit services and fees of such auditors; (iii) meeting separately and privately with the independent auditors and the Company's internal auditors to ensure that the scope of their activities has not been restricted, and to consider other matters generally pertaining to their audits; (iv) reviewing the adequacy of internal financial and accounting controls and the results of the independent and internal auditors' audits thereof; (v) reviewing matters relating to corporate financial reporting and accounting policies and procedures; (vi) ensuring that management and independent auditors perform a proper review of quarterly results prior to public release; and (vii) reporting its findings on any of the above to the Board of Directors, as appropriate. During 1998, there were two meetings of the Audit Committee.

     The Company's Compensation Committee members are Messrs. Denny (Chairman), Giesen, Marshall and Murphy. The committee's functions include (i) approving the Company's total compensation philosophy and periodically evaluating compensation practices relative to such philosophy; (ii) approving salary changes, compensation programs and employment arrangements applicable to elected officers, operating company presidents and other employees whose salaries exceed a level established by the Committee and, when the timing and business circumstances make a meeting of the full Committee impractical, granting the Chief Executive Officer the authority to act on these matters after having made every effort to first consult with the Committee chair; (iii) reviewing the compensation levels and programs applicable to other employees whose incentive payments exceed a level periodically established by the Committee; (iv) recommending to the Board of Directors salary changes, compensation programs and employment arrangements for the chief executive officer; (v) administering the Company's Long Term Incentive Compensation Plan and other executive compensation programs; (vi) reviewing and approving significant changes to the Company's benefit programs; (vii) evaluating the performance of the Chief Executive Officer; (viii) reviewing annual salary increase budgets and salary ranges for the Company; (ix) reviewing the Company's depth of management and plans for management development and succession; (x) reviewing staffing changes among elected officers (except the Chief Executive Officer for which Board approval would be required) and operating company presidents; (xi) reviewing the compensation program for non-management board members and recommending changes to the Board of Directors as appropriate; and (xii) approving the Compensation Committee Report on Executive Compensation for inclusion in the Company's annual proxy statement. During 1998, there were five meetings of the Compensation Committee.

     The Company's Nominating Committee members are Messrs. Marshall (Chairman), Foote, Giesen and Ms. Fretz. Mr. Zech is an ex-officio member of the committee. The committee's functions include: (i) recommending to the Board of Directors nominees for election as Director; (ii) reviewing the performance of all members of the Board of Directors in their capacities as Directors, including attendance and contributions to the deliberations of the Board, and making such recommendations to the Board of Directors as may be appropriate; (iii) recommending appointments to all Board Committees; (iv) reviewing and approving acceptance of any outside directorship or trusteeship by senior Company officers; and (v) making such recommendations to the Board of Directors as it may deem appropriate with respect to the size and makeup of the Board of Directors and related matters. The committee will consider nominees recommended by shareholders of the Company. Such nominations should be submitted to the Nominating Committee, c/o David B. Anderson, 500 West Monroe Street, Chicago, Illinois 60661, with a complete resume of the candidate's qualifications and background as well as a written statement from the candidate consenting to be a nominee and, if nominated and elected, to serve as director. During 1998, there were two meetings of the Nominating Committee.

     The Company's Retirement Funds Review Committee members are Messrs. Foote (Chairman), Fairbanks, Marsh and Rogers and Ms. Fretz. The committee's functions include: (i) monitoring overall investment performance and receiving reports from the Company's Retirement Funds Investment Committee pertaining thereto;
(ii) approving recommended changes in broad asset allocation; (iii) approving recommended changes of investment managers; (iv) approving recommended changes in actuarial assumptions; and (v) approving recommended selections of trustees for the retirement plans. During 1998, there were two meetings of the Retirement Funds Review Committee.

     During 1998, there were seven meetings of the Board of Directors of the
Company: the regular annual meeting and six special meetings. Each director attended at least 75% of the meetings of the Board and Committees held while a member during 1998.

                           COMPENSATION OF DIRECTORS

     Each non-officer director receives an annual retainer of $24,000 and an annual grant of 500 phantom units of Common Stock. In addition, each non-officer director receives a Board meeting attendance fee of $1,000 and a committee meeting attendance fee of $1,000 for each meeting of a committee of the Board of which the director is a member. The chairman of each committee receives $1,500 for each meeting attended.

     The annual retainer is paid quarterly in arrears at the end of each January, April, July and October. Half of each quarterly installment is paid in cash and the balance in phantom units of Common Stock credited to each director's account in an amount determined by dividing the amount of such payment by the average of the high and low prices of the Company's Common Stock on the last trading day of the month in which the quarterly installment is paid. The annual grant is also credited in quarterly installments in arrears. Each director's phantom Common Stock account is credited with additional phantom units of Common Stock representing dividends declared on the Company's Common Stock based on the average of the high and low prices of the Company's Common Stock on the date such dividend is paid. At the expiration of each director's service on the board, settlement of the phantom units of Common Stock will be made as soon as is reasonably practical in Common Stock equal in number to the number of phantom units of Common Stock then credited to his or her account. Any fractional units will be paid in cash.

     Non-officer directors may also defer receipt of the cash portion of their retainer, meeting fees or both in the form of either cash or phantom units of Common Stock. If the deferral is in cash, the deferred amount accumulates interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in phantom units of Common Stock, the units are credited to an account for each participating director along with dividends in the same manner as the quarterly retainer that is paid in phantom units of Common Stock described above. Two directors elected to participate in this plan in 1998.

     One director who previously participated in the Executive Deferred Income Plans ("EDIPs"; see page 10) who remains on the Board of Directors will be entitled to payments in amounts which will provide him with a maximum annual yield of 24% on the fees deferred, with the exact yield dependent upon the age of the director at the time of his participation. If (i) such director terminates his membership on the Board during the two year period following a "change in control" of the Company (as described beginning on page 8) other than by reason of retirement, death, disability or a violation of certain provisions of the EDIPs, or (ii) prior to such event the director has terminated his membership on the board, the Compensation Committee may direct that he receive a single payment in the amount of the fees deferred, plus interest, less any amount previously paid under the EDIPs, in lieu of the scheduled annual payments. The Company has purchased, and is the sole owner and beneficiary of, life insurance on the lives of EDIP participants in amounts that, in the aggregate, are expected to cover substantially all of the Company's liabilities under the EDIPs, absent a change in the federal tax laws.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation." The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                                               -----------------------------------
                                                Annual Compensation                     Awards             Payouts
                                        ------------------------------------   -------------------------   -------
                                                                                             Securities
                                                                               Restricted    Underlying
                                                                Other Annual     Stock      Options/SARs    LTIP      All Other
           Name and                                   Bonus     Compensation    Award(s)       (# of       Payouts   Compensation
      Principal Position         Year   Salary ($)   ($)(1)         ($)          ($)(3)       shares)        ($)        ($)(2)
      ------------------         ----   ----------   ------     ------------   ----------   ------------   -------   ------------
Ronald H. Zech --                1998    587,500     485,557        4,625             0        52,000      358,613      14,865
Chairman of the Board,           1997    537,500     361,463       27,664             0        64,000           0        9,308
President and Chief Executive    1996    500,000     309,270       32,735             0       120,000      152,279       8,298
Officer
David B. Anderson --             1998    307,000     196,460        4,375             0        12,000      147,762       4,800
Vice President, Corporate        1997    290,333     156,743        4,375             0        18,000           0        4,750
Development, General Counsel     1996    281,146     128,071        4,375             0        20,000           0        3,781
and Secretary
David M. Edwards --              1998    283,333     210,000        3,875             0        15,000      126,345       6,844
Senior Vice President & Chief    1997    261,667     175,000       13,945       223,000        19,000           0        5,729
Financial Officer                1996    235,000     107,050       13,945             0        20,000           0        5,323
William L. Chambers --           1998    235,000     135,346        4,625             0         8,000      120,866       4,800
Vice President, Human Resources  1997    233,333     113,373        3,875             0        13,000           0        4,750
                                 1996    225,000     92,245         3,625             0        16,000      112,934       4,500
Brian A. Kenney --               1998    193,333     97,822         3,175        25,134         6,000           0        4,800
Vice President, Finance          1997    179,167     92,672         3,175             0         6,000           0        4,750
                                 1996    156,875     70,763        10,795             0         6,000           0            0

---------------
(1) Amounts reflect bonus payments earned for the years set forth opposite the specified payments.

(2) Includes contributions made by the Company to the Company's Salaried Employees Retirement Savings Plan (the "Savings Plan") for 1998 in the amount of $4,800 for Messrs. Zech, Edwards, Anderson, Chambers and Kenney, and above-market amounts earned, but not currently payable, on compensation previously deferred under the Company's 1984, 1985 and 1987 Executive Deferred Income Plans for Messrs. Zech and Edwards of $10,065 and $2,084, respectively.

(3) Dividends are paid on all restricted stock awarded by the Company. The number and value of restricted stock held as of December 31, 1998 were 8,000 shares valued at $303,040 for Mr. Edwards and 700 shares valued at $26,516 for Mr. Kenney in each case based on a closing price of $37.88.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning stock options granted during 1998 to each of the named executive officers.

                                                                                     Potential Realizable
                                                                                           Value at
                                Individual Grants                                       Assumed Annual
----------------------------------------------------------------------------------         Rates of
                            Number of                                                     Stock Price
                            Securities     % of Total                                    Appreciation
                            Underlying    Options/SARs                                    for Option
                           Options/SARs    Granted to    Exercise or                        Term(3)
                             Granted      Employees in    Base Price    Expiration  -----------------------
          Name                (#)(1)      Fiscal Year    ($/Share)(2)      Date       5% ($)      10% ($)
          ----             ------------   ------------   ------------   ----------  ----------   ----------
Ronald H. Zech...........     52,000         9.57%           39.72       7/24/2008   1,298,905    3,291,680
David B. Anderson........     12,000         2.21%           39.72       7/24/2008     299,747      759,618
David M. Edwards.........     15,000         2.76%           39.72       7/24/2008     374,684      949,523
William L. Chambers......      8,000         1.47%           39.72       7/24/2008     199,832      506,412
Brian A. Kenney..........      6,000         1.10%           39.72       7/24/2008     149,874      379,809

---------------
(1) Fifty percent of all options granted may be exercised commencing one year from the date of grant, an additional 25% commencing two years from the date of grant, and the remaining 25% commencing three years from the date of grant.

(2) The exercise price is equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% for the ten year term of the stock options as prescribed by the proxy rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. No gain to the optionees is possible without an increase in the price of the Common Stock, which will benefit all shareholders commensurately. A zero percent gain in the price of the stock will result in no gain for the optionee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 1998 by each of the named executive officers, the number of unexercised options and the 1998 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the stock option and the closing price of the Company's Common Stock at year-end ($37.88).

                                                                     Number of Securities
                                                                    Underlying Unexercised       Value of Unexercised In-
                                                                    Options/SARs at Fiscal        the-Money Options/SARs
                                    Shares                               Year-End (#)             at Fiscal Year-End ($)
                                  Acquired on        Value        ---------------------------   ---------------------------
              Name                 Exercise     Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
              ----                -----------   ---------------   -----------   -------------   -----------   -------------
Ronald H. Zech..................    28,000          685,316         282,000        114,000       4,451,672       544,901
David B. Anderson...............     7,000          108,938          57,000         26,000         694,595       109,413
David M. Edwards................     8,000          207,940          89,500         29,500       1,467,265       111,619
William L. Chambers.............         0                0          74,500         18,500       1,150,010        84,443
Brian A. Kenney.................         0                0          15,500         10,500         187,264        34,147

---------------
(1) Amounts represent the aggregate before-tax dollar value realized upon the exercise of stock options as measured by the difference between the exercise price of the stock option and the market value of the Company's Common Stock on the date of exercise of such option.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below sets forth certain information regarding long-term incentive plan awards (expressed in number of units each representing a share or share equivalent of Common Stock) made to certain named executive officers during 1998:

                                                                                          Estimated Future Payouts
                                                    Number of          Performance         Under Non-Stock Price-
                                                     Shares,            or Other               Based Plans(1)
                                                     Units or         Period Until        ------------------------
                                                      Other           Maturation or       Target          Maximum
                     Name                           Rights (#)           Payout             (#)             (#)
                     ----                           ----------        -------------       ------          -------
Ronald H. Zech.................................       9,192             1998-2000          9,192           27,576
David B. Anderson..............................       2,132             1998-2000          2,132            6,396
David M. Edwards...............................       2,930             1998-2000          2,930            8,790
Williams L. Chambers...........................       1,332             1998-2000          1,332            3,996
Brian A. Kenney................................         800             1998-2000            800            2,400

---------------
(1) Payouts are based 50% on the Company achieving pre-established levels of return on common equity ("ROE") and 50% on the Company's percentile ranking in the MidCap 400 on total shareholder return ("TSR"), and are paid in Common Stock and cash following completion of a three year performance period. No payout will be made unless the threshold performance level of one or both of the performance measures is achieved. The target amounts, plus an amount equal to additional units representing reinvested dividends during the performance period, will be earned if target ROE and target TSR are achieved or if the target is exceeded on one performance measure and not achieved on the other; the maximum amount plus an amount equal to additional units representing reinvested dividends will be earned if target ROE and target TSR are exceeded by a specified amount.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company entered into agreements with Messrs. Zech, Anderson, Edwards, Chambers and Kenney as of January 1, 1998, which provide for certain benefits upon termination of employment after a "change of control" or disposition of the Company or one of its subsidiaries. All agreements provide for employment with the Company at salaries to be determined from time to time by the Board of Directors and with incentive compensation and employee benefits commensurate with the executives' salaries and positions. Each agreement provides that the executive's employment may be terminated at will by the Company, but if terminated or "constructively terminated" within two years following a "change of control" or disposition of the Company or one of its subsidiaries for any reason other than cause or the executive's death, retirement or total disability, the executive will be entitled to: (A) a lump sum payment equal to
(a) two times the annual salary plus (b) one times the bonus that would have been payable for the year in which termination or constructive termination occurs (assuming a bonus of 100% of target under the Management Incentive Plan ("MIP") or any comparable successor thereto), less other payments made in accordance with the Company's standard severance policy; (B) continued participation in the Company's medical, dental, disability and life insurance plans for up to two years after termination; (C) financial counseling and tax preparation services; (D) payment of outplacement services; (E) retirement income benefit equal to the difference between (i) the monthly retirement benefits the executive would have received if employment had terminated two years after actual termination and accordingly the executive had accumulated two additional years of credited service under the Company's retirement plans at the same compensation (including an amount equal to the average of the bonuses paid during the five year period preceding termination which may be considered for purposes of calculating the pension benefit) in effect on the date of termination, and (ii) any monthly retirement benefits actually received, commencing no sooner than two years after termination and payable at the same time and in the same manner as the executive's other retirement benefits; and
(F) if any payment made under the agreements creates an obligation to pay excise tax under section 4999 of the Internal Revenue Code of 1986 ("the Code"), an additional amount (the "Make-Whole Amount") equal to the (aa) amount of the excise tax, (bb) interest, penalties, fines or additions to any tax imposed in connection with the imposition of the excise tax, (cc) the cost of compromising or contesting any claim concerning the Make-Whole Amount brought by any taxing authority and (dd) all income taxes imposed on the executive by reason of payments required by (aa) - (cc). "Cause" means a willful and material breach of employment obligations likely to materially damage the Company; "a change of control" means a change in the beneficial ownership or a change in the composition of the Company's Board of Directors which occurs upon: (1) receipt by the Company of a Schedule 13D confirming that a person (other than (aaa) a fiduciary of securities under an employee benefit plan, (bbb) a corporation directly or indirectly owned by stockholders of the Company in substantially the same proportions as their ownership of the Company or (ccc) a corporation in which the executive has a substantial interest) owns beneficially 20% or more of the Company's stock; (2) any offer by a person, other than those noted in
(aaa) - (ccc) above, where the offeror owns 20% or more of the Company's stock or three business days before the offer terminates could beneficially own 50% of the Company's stock; (3) shareholder approval of any merger in which the Company's voting stock does not represent 70% of the surviving corporation's voting stock or at least 50% of the Company's directors are not directors of the surviving corporation; (4) a change in the majority of the Board of Directors of the Company such that for any period of two consecutive years new board members are not elected or nominated by at least a two-thirds vote of directors who were either directors at the beginning of the period or whose election or nomination for election was so approved; and (5) a determination by the Board of Directors that the cumulative effect on the Company of the sale or other disposition, either in a single transaction or a series of related transactions, of all of the Company's Common Stock or substantially all of the assets of one or more Company subsidiaries warrants the conclusion that a change of control has occurred for purposes of this Agreement; and "constructive termination" includes, unless otherwise agreed to by the executive, a significant reduction in the nature or scope of authority, duties or responsibilities, a material change in location, a reduction in perquisites or compensation, the imposition of unreasonable travel requirements, a diminution in employee welfare plans, a diminution in eligibility to participate at the same level in bonus, stock option and other similar plans, a reasonable determination by the executive that a change in circumstances affecting the Company or its management prevents the executive from effectively exercising his authorities, duties, functions and responsibilities or the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under this agreement. In no event shall an executive be entitled to termination payments following disposition of a subsidiary in which the executive was primarily employed if the executive continues in employment with the successor of the subsidiary for a two year period following disposition. Mr. Chambers' agreement is supplemented by an agreement dated August 17, 1993 which provides that if, prior to Mr. Chambers reaching age 65, the Company terminates Mr. Chambers' employment other than for cause, death or change in control, the Company shall pay Mr. Chambers, at the time of such termination and in lieu of any other severance payment to which he would be entitled under policies of the Company then in effect, a lump sum payment equal to the lesser of (a) twice his then current annual salary or (b) the amount of his then current monthly salary multiplied by the number of months then remaining until he reaches age 65, plus, in either case, an amount equal to the product of his then current salary multiplied by his target percentage under the MIP. Mr. Anderson's agreement is supplemented by an agreement dated May 31, 1995 which provides that in the event of his death or termination for reasons other than cause prior to his attaining five years of service, the Company will pay Mr. Anderson or his spouse a payment equal to the benefit he or his spouse would have been eligible to receive under the terms of the Company's Non-Contributory Pension Plan for Salaried Employees had he attained five years of service prior to the occurrence of such events. The agreement further provides that if during the five year period beginning on Mr. Anderson's date of hire Mr. Zech is not Chief Executive Officer and Mr. Anderson is terminated for reasons other than cause, the Company will provide a termination payment equal to one year's base salary and target bonus. The appropriate maximum amount that would be payable under each of the foregoing agreements (excluding the Gross-Up Amount, if any, payable thereunder, which is not determinable at this time) on the date hereof, is as follows: Mr. Zech ($2,003,859); Mr. Anderson ($1,081,103); Mr. Edwards ($886,598); Mr. Chambers ($710,235); Mr. Kenney ($577,515).

     Messrs. Zech, Anderson, Edwards, Chambers and Kenney also participate in the Company's 1995 Long Term Incentive Compensation Plan ("LTICP" or "1995 Plan") under which the Company's executive officers and certain key employees may receive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units ("IPUs"). The LTICP provides for a special acceleration of awards upon a "change of control" as described above. Upon the occurrence of such event, (i) all outstanding Stock Options and SARs held by executive officers for a period of six months or more become immediately exercisable; (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (a) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share price (the "Acceleration Price") equal to the excess over the option price of the highest of (1) the highest reported price of the Company's Common Stock in the prior sixty days, (2) the highest price included in any report on
Schedule 13D referred to above paid within the prior sixty days, (3) the highest tender offer price paid and (4) the fixed formula per share price in any merger, consolidation or sale of all or substantially all of the Company's assets, and
(b) incentive stock options granted without SARs and SARs granted in tandem with incentive stock options at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty day period the Company may purchase any such incentive stock option or SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all IPUs shall be immediately redeemed on the same basis as if the performance goals (as hereinabove described) had been achieved, and for purposes of calculating the redemption value, the fair market value of the Company's Common Stock will be equal to the average price of the Common Stock during the five business days immediately preceding such event.

     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs"). The EDIPs permitted directors to defer receipt of their fees and certain employees (including executive officers of the Company) to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. EDIP participants were offered an opportunity to amend their participation agreements to provide for a determination by the Compensation Committee, within ten days following a "change of control" as described above, whether agreements with participants who accepted the amendment will either (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants. Participants are no longer making deferrals for EDIPs.

                           EMPLOYEE RETIREMENT PLANS

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and most of its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or (ii) the 60 consecutive calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65. Benefits are calculated on a straight life annuity basis, but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                                ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE ANNUAL       ---------------------------------------------------------------------------------
  COMPENSATION FOR       10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
APPLICABLE PERIOD ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)   SERVICE ($)
---------------------   -----------   -----------   -----------   -----------   -----------   -----------
        200,000            30,852        46,272        61,704        77,124        92,556       107,976
        400,000            63,852        95,772       127,704       159,624       191,556       223,476
        600,000            96,852       145,272       193,704       242,124       290,556       338,976
        800,000           129,852       194,772       259,704       324,624       389,556       454,476
      1,000,000           162,852       244,272       325,704       407,124       488,556       569,976
      1,200,000           195,852       293,772       391,704       489,624       587,556       685,476
      1,400,000           228,852       343,272       457,704       572,124       686,556       800,976

Compensation covered by the Pension Plan is shown in the salary and bonus columns in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan and are included in the above table.

     The executive officers named in the Cash Compensation Table have the following number of years of credited service: Mr. Zech, 21 years; Mr. Edwards, 17 years; Mr. Chambers, 5 years, Mr. Anderson, 4 years and Mr. Kenney, 3 years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY AND OBJECTIVES

     The Company's policy is to provide a competitive and balanced total compensation program that is structured to attract, retain and motivate highly qualified management personnel and to increasingly align management interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation.

     The principal components of the total compensation program for executive officers of the Company are base salary, annual incentive awards provided under the MIP, and long-term incentive awards provided under the LTICP. As described herein, annual and long-term incentive awards are contingent upon the achievement of specific goals by the Company and its subsidiaries. The Compensation Committee annually reviews and approves executive salary levels and the design of the MIP and LTICP, and regularly evaluates the Company's total compensation program to assure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company.

     Competitive compensation levels are determined based on analyses of annual and long-term compensation data reported in nationally recognized compensation surveys of companies of comparable size in a diversified group of industries. The companies in the compensation surveys are hereinafter referred to as the "Comparative Group." It is believed that the Comparative Group represents a valid cross-section of executive talent for which the Company competes. Moreover, comparison to companies that might be considered more direct competitors in the businesses in which the Company and its subsidiaries engage is not feasible since most of these companies are either privately-held or subsidiaries of larger companies, and therefore information on compensation levels is not publicly available. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily those companies that would be included in the S&P 500 index, the MidCap 400 index or the DJTA (as referred to in the section entitled "Performance Graph"); thus, the Comparative Group may include companies not included in those indices. The level of compensation of each component of the compensation program described in the preceding paragraph is targeted at the middle range of compensation paid by companies in the Comparative Group. In any given year, the compensation level for any executive officer of the Company may be more or less than the corresponding compensation level paid by companies in the Comparative Group, based upon Company and/or individual performance.

BASE SALARIES

     The base salaries of the Company's named executive officers are targeted at the median base salary levels of executives of companies in the Comparative Group, giving consideration to the comparability of responsibilities and experience. Salary adjustments for executive officers of the Company and other senior level employees are reviewed by the Compensation Committee every 18 months. In each case, salary adjustments are based on an assessment of the individual performance and contribution of each employee over the review period and an analysis of the salary practices of the Comparative Group for positions of similar responsibilities. No specific weights are assigned to these factors. Mr. Zech's base salary was increased effective November 1, 1998 from $575,000 to $650,000 based on both his personal performance and the results achieved by the Company. The salaries paid in 1998 to Mr. Zech and to the named executive officers as a group were generally consistent with the median base salaries paid to executives with similar experience and responsibilities by companies in the Comparative Group.

ANNUAL INCENTIVE COMPENSATION

     Executive officers and key managers of the Company are eligible to participate in the MIP. The MIP reinforces the Company's pay for performance policy by providing annual cash payments to executives based upon the achievement of Company, subsidiary, and individual performance goals. Target incentive awards are paid only when financial or a combination of financial and individual performance objectives are achieved.

     Each year, the Compensation Committee establishes both target financial objectives for the Company and each of its subsidiaries, and a schedule specifying the percentage, if any, of target incentive awards payable for actual performance. In 1998, financial objectives were expressed exclusively in terms of budgeted net income. Target incentive awards for the Company's named executive officers ranged from 40% to 65% of their base salaries, depending on the level of the officer's position. The maximum incentive award was 200% of the target incentive award (subject to the Chief Executive's discretionary authority to increase or decrease any participant's award, other than his own, by 25%). The maximum incentive award was payable for achieving 120% or more of the target financial objective of the Company and four of its five subsidiaries, and 115% or more of the target financial objective in the remaining subsidiary. The threshold level was set at 80% of the target financial objective for the Company and four of its five subsidiaries, and at 85% of the target financial objective in the remaining subsidiary. The MIP award for Mr. Zech was based 100% on the consolidated results of the Company. The awards for Messrs. Anderson, Edwards and Chambers were based 50% on the consolidated results of the Company and 50% on the results of the Company's subsidiaries, weighted in proportion to the budgeted contribution of each subsidiary to consolidated net income. The award for Mr. Kenney was based 25% on the consolidated results of the Company, 25% on the results of the Company's subsidiaries weighted in proportion to the budgeted contribution of each subsidiary to consolidated net income, and 50% on the achievement of individual performance objectives, with the portion based on individual performance objectives reduced to 30% if threshold financial levels are not achieved.

     In 1998, the Company met 105.4% of its consolidated net income objective, entitling Mr. Zech to a cash payment of $485,557 under the MIP based on the factors described above. This payment represents 83% of Mr. Zech's salary and 127% of his target award.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation opportunities are provided pursuant to the LTICP to attract and retain qualified executive personnel, to encourage ownership of the Company's stock by key executives, and to promote a close identity of interests between the Company's management and its shareholders. LTICP awards are provided to the Chief Executive Officer and selected members of senior management primarily in the form of stock options and IPUs. LTICP awards are provided to other key employees primarily in the form of stock options. In 1998, 240 employees received awards under the LTICP. The size of awards made under the LTICP is based on qualitative factors considered appropriate by the Compensation Committee, taking into account the scope of the participant's responsibilities, the participant's performance, the size of previous grants and competitive practices. In 1998, LTICP awards to the Company's executive officers were on par with median long-term incentive opportunities provided by the companies in the Comparative Group.

     Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at the average of the high and low market price of the Common Stock as of the date of grant, and will have value only if the Company's stock price increases. Each of the executive officers named in the Compensation Table received an option grant in 1998 based on the factors described above. Mr. Zech was granted an option to purchase 52,000 shares of the Company's Common Stock at a price equal to the average of the high and low market price on the date of grant.

     The purpose of IPUs is to focus attention on superior, sustained long-term Company performance. The number of IPUs granted to each participant is calculated by dividing a specified percentage of base salary by the market value of the Company's Common Stock on the date of grant. IPUs are subject to redemption in cash and Common Stock if the Company's performance over a three year period (the "Performance Period") reaches target levels established by the Compensation Committee. For Performance Periods beginning in years prior to 1998, performance was measured in terms of return on common equity. For the Performance Period beginning in 1998, performance will be measured in terms of both the Company's TSR relative to the TSR of companies in the MidCap 400, and return on common equity. The number of IPUs redeemed may be more or less than the number granted based on the extent to which performance exceeds or falls short of target levels. The maximum number of IPUs which may be redeemed is three times the number granted plus an amount representing reinvested dividends. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the market value of the Company's Common Stock on such date. For the 1998-2000 Performance Period, such maximum number is redeemable (60% in stock and 40% in cash) only if the Company's return on common equity over the Performance Period exceeds a specified level and the TSR of the Company is at or above a specified percentile TSR level in the MidCap 400. The amount of payment for redeemed IPUs is equal to the market value of the Company's Common Stock on the date of redemption. In 1998, Mr. Zech received a grant of 9,192 IPUs covering the 1998-2000 Performance Period based on the considerations described above. Mr. Zech received a payment of $358,613 for the Performance Period ending in 1998.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility to the Company of compensation in excess of one million dollars paid to the Chief Executive Officer or any of the named executive officers during any taxable year. Compensation that meets the requirements to qualify as performance-based compensation is excluded from the one million dollar limit. Appropriate steps have been taken to qualify certain awards made under the Company's LTICP as performance-based. In addition, if it is determined that any compensation payable in excess of one million dollars is not performance-based, the Committee may require, as it has in the past, that such excess be deferred until it becomes deductible. While the tax impact of compensation arrangements is an important factor to be considered, such impact will be evaluated in light of the

Company's overall compensation philosophy and objectives. The Committee believes there may be circumstances in which its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m), and may, from time to time, provide compensation that is not fully deductible if it determines that doing so is in the best interests of the Company's shareholders.

STOCK OWNERSHIP TARGETS

     To underscore the importance of stock ownership by management, the Company has established stock ownership targets. Approximately 100 employees eligible for awards under the LTICP had five years, beginning January 1996, to reach ownership targets based on their salary and position in the Company. The targets specify that the Chief Executive Officer, direct reports to the Chief Executive Officer, other named executive officers and certain other participants own GATX Common Stock with a minimum value equivalent to four, two and one-half, three-fourths and one-half times base salary, respectively. The five-year time period is extended for newly hired and promoted executives. All named executive officers have exceeded their interim ownership targets for 1998. The group in the aggregate has also exceeded 1998 interim targets.

     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

                                            James M. Denny (Chairman)
                                            Richard A. Giesen
                                            Charles Marshall
                                            Michael E. Murphy

                               PERFORMANCE GRAPH

     The following performance graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1993 as the base) with the cumulative total shareholder return of the companies within the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), the Standard & Poor's MidCap 400 Index ("MidCap 400") and the Dow Jones Transportation Average ("DJTA").

     There are a number of reasons why comparing total shareholder return with the MidCap 400 is appropriate. The MidCap 400, in which the Company is included, represents a comparison to companies with similar market capitalizations. Most of the Company's direct competitors are either privately-held, foreign or subsidiaries of much larger corporations; therefore, the Company believes that the most appropriate comparison of its performance is to companies with similar market capitalizations. The MidCap 400 also has the advantage of being a widely published index that provides a ready comparison for investors. In March 1998, the Company was included in the DJTA and has, therefore, also included the DJTA for comparison purposes.

     The performance graph reflects a weighted average comparison based upon the market capitalization of each company and assumes $100.00 was invested in GATX Common Stock and each of the indices on December 31, 1993, and that all dividends were reinvested.

                                  TOTAL RETURN
                    GATX VS. S&P 500 VS. MIDCAP 400 V. DJTA
                              [PERFORMANCE GRAPH]

                                                GATX                 S&P 500               MIDCAP 400         DJ TRANSPORTATION
                                                ----                 -------               ----------         -----------------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                         112.00                 101.32                  96.41                  83.64
'1995'                                         127.95                 139.34                 126.22                 115.37
'1996'                                         132.32                 171.32                 150.47                 132.97
'1997'                                         204.08                 228.46                 198.98                 193.95
'1998'                                         218.70                 293.74                 236.96                 189.16

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the named executive officers and directors and executive officers as a group as of March 5, 1999:

                                                                 Shares of Common Stock
                                                                   Beneficially Owned
                  Name of Beneficial Owner                      as of March 5, 1999(1)(2)
                  ------------------------                      -------------------------
David B. Anderson...........................................              73,580
William L. Chambers.........................................              84,084
James M. Denny..............................................               5,203
David M. Edwards............................................             107,220
Richard Fairbanks...........................................               4,287
William C. Foote............................................               6,975
Deborah M. Fretz............................................               3,272
Richard A. Giesen...........................................               6,874
Brian A. Kenney.............................................              16,505
Miles L. Marsh..............................................               4,799
Charles Marshall............................................              10,569
Michael E. Murphy...........................................               6,569
John W. Rogers, Jr. ........................................               1,520
Ronald H. Zech..............................................             354,800
Directors and Executive Officers as a group.................             757,125

---------------
(1) Includes phantom units of Common Stock credited to the accounts of the non-employee directors as follows: Mr. Denny (2,569); Mr. Fairbanks (2,287); Mr. Foote (5,813); Ms. Fretz (2,569); Mr. Giesen (5,474); Mr. Marsh (2,569);
    Mr. Marshall (2,569); Mr. Murphy (2,569); Mr. Rogers (520) and directors and executive officers as a group (26,939). Also includes shares which may be obtained by exercise of previously granted options within 60 days of March 5, 1999 by Mr. Zech (289,000), Mr. Anderson (57,000), Mr. Edwards (89,500),
    Mr. Chambers (74,500), Mr. Kenney (15,500) and directors and executive officers as a group (583,425).

(2) Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to phantom units of Common Stock and option grants. Each of the directors and executive officers owned less than 1% of the Company's outstanding shares of Common Stock. Directors and executive officers as a group beneficially owned approximately 1.53% of the Company's outstanding shares of Common Stock. No director or executive officer owns any Preferred Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1998 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following is the only person known to the Company to beneficially own more than 5% of the Company's Common Stock:

                                                                                  Percent of
                                                                   Shares           Common
            Name and Address of Beneficial Owner             Beneficially Owned     Stock
            ------------------------------------             ------------------   ----------
State Farm Mutual Automobile Insurance Company(1)...........     5,890,600          11.92
One State Farm Plaza
Bloomington, IL

---------------
(1) According to a Schedule 13G dated February 6, 1999, State Farm Mutual Automobile Insurance Company ("State Farm") and certain of its affiliated entities, each of which owned shares of Common Stock with sole voting and investment power, may be deemed to constitute a "group" under the regulations of the Securities and Exchange Commission with regard to the beneficial ownership of 5,890,600 shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.

                 APPROVAL OF AMENDMENTS TO THE GATX CORPORATION
                   1995 LONG TERM INCENTIVE COMPENSATION PLAN

     There will be presented to the shareholders the following separate proposals to amend the 1995 Plan for officers and key employees of the Company and its subsidiaries to make certain awards available to non-employee directors of the Company and to provide for additional shares of Common Stock for use under the 1995 Plan.

     The proposed amendments to the 1995 Plan will not be put into effect unless approved by the affirmative vote of the holders of a majority of the shares voted. The amendments to the 1995 Plan will be effective as of the date of shareholder approval. Estimates of benefits which would have been paid under the 1995 Plan in the past or will be payable in the future if the amendments to the 1995 Plan are approved cannot be made since such benefits will depend upon, among other things, future awards under the 1995 Plan at the discretion of the Committee, performance achieved against goals to be established and the future market value of the Company's Common Stock.

     The Closing price of the Company's Common Stock as reported for New York Stock Exchange composite transactions on March 5, 1999 was $35.31.

                       APPROVAL OF DIRECTOR STOCK OPTIONS

     On January 29, 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1995 Plan which would allow each non-employee director to receive non-qualified stock options in an amount determined from time to time by the Compensation Committee but not to exceed 5,000 shares during any calendar year. This amendment is designed to attract and retain qualified non-employee directors and to aid in compensating non-employee directors for their services to the Company. Therefore, it is proposed that the 1995 Plan be amended to provide that non-employee directors receive such awards of non-qualified stock options.

     The Board of Directors recommends a vote for this proposal.

              APPROVAL OF ADDITIONAL SHARES FOR USE UNDER THE PLAN

     On March 5, 1999, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1995 Plan which provides for the issuance of 2,000,000 additional shares of Common Stock for use in the 1995 Plan. The Board of Directors continues to believe that incentive programs such as the 1995 Plan are important factors in retaining and rewarding executives and other key employees, and the authorization to issue additional shares facilitates the continuance of the 1995 Plan. Therefore, it is proposed to amend the 1995 Plan to provide for the issuance of 2,000,000 additional shares of Common Stock for use under the 1995 Plan.

     The Board of Directors recommends a vote for this proposal.

                          DESCRIPTION OF THE 1995 PLAN

     The 1995 Plan allows grants of: Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and IPUs.

     As of March 5, 1999, 943,366 shares were available for grant under the 1995 Plan, and an additional 3,277,350 shares were reserved for issuance pursuant to awards previously granted and outstanding under the 1985 Long Term Incentive Compensation Plan ("1985 Plan") and the 1995 Plan and would again become available for issuance under the 1995 Plan if those awards lapse. The 1995 Plan initially provided that the aggregate number of shares of Common Stock which may be issued pursuant to all grants thereunder may not exceed 3,000,000 shares together with any shares of Common Stock which were authorized but unissued under the 1985 Plan.

     The Common Stock delivered under the 1995 Plan may be authorized and unissued stock, treasury shares or, at the discretion of the Committee, may be purchased on the open market. Any shares subject to a grant or award which terminates by expiration, cancellation or otherwise prior to the issuance of such shares (including those which terminate because of the exercise of a related Stock Appreciation Right except to the extent Common Stock is issued upon exercise of the Stock Appreciation Right) or, in the case of the grant of Restricted Common Stock, prior to vesting shall again be available for future grants under the 1995 Plan. Appropriate adjustment shall be made with respect to the number and kind of shares optioned or awarded or subject to being optioned or awarded in the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, spin-off or other change in the corporate structure or capitalization affecting the Common Stock.

     The 1995 Plan is administered by the Compensation Committee of the Board of Directors which consists of not less than three non-employee directors. The Committee selects from time to time key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) to receive awards. Approximately 320 employees have received awards under the 1995 Plan. The Committee determines the amounts, type and terms of such awards, and is authorized to interpret the 1995 Plan, establish rules and regulations thereunder, and make all other determinations necessary or advisable for administration of the 1995 Plan. The Committee may delegate to officers of the Company, who are also directors, authority to make awards to non-officer participants in the 1995 Plan.

     The 1995 Plan will terminate at such time as the Board of Directors determines, although termination will not affect the rights of participants under any awards outstanding at that time. The Board of Directors may also amend the 1995 Plan from time to time except that, without shareholder approval, the Board of Directors may not increase the number of shares of Common Stock which may be issued under the 1995 Plan to participants.

NON-QUALIFIED STOCK OPTIONS AND INCENTIVE STOCK OPTIONS

     The 1995 Plan permits the Committee to grant both Non-Qualified Stock Options and Incentive Stock Options ("ISOs") (collectively "Stock Options") within the meaning of the Code. The Committee will determine the number of shares subject to each Stock Option and the manner and time of exercise. Stock Options will become exercisable commencing no sooner than one year after the date of grant, subject to the Committee's discretionary authority to accelerate the date on which all or any part of an option may be first exercised. The exercise price of Stock Options shall not be less than the fair market value at the date of grant. All Stock Options will terminate on the earlier of (a) the tenth anniversary of their date of grant or (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date on which the optionee's employment terminates for any reason. That portion of a Stock Option which is exercisable as of the date a participant's employment is terminated by reason of death, disability (as determined by the Committee) or retirement under a Company retirement plan will remain exercisable, to the extent it is exercisable at the date of termination, for one year after termination caused by death or disability or five years after termination by reason of retirement, but in no event later than ten years from the date of grant. Stock Options are exercisable only upon payment of the full purchase price in cash or in Common Stock or a combination thereof at the time of exercise (or by such other method as may be satisfactory to the Committee). The aggregate fair market value (determined on the date of grant) of ISOs which first become exercisable with respect to any participant during any calendar year shall not exceed $100,000. The aggregate number of Stock Options granted in any calendar year to any employee participant shall not exceed 150,000 and, if shareholders authorize participation by non-employee directors, the number of Stock Options granted to any non-employee director shall not exceed 5,000.

STOCK APPRECIATION RIGHTS

     Stock Appreciation Rights ("SARs") may be granted in conjunction with a Stock Option then being granted or in conjunction with a previously granted Non-Qualified Stock Option. SARs become exercisable no earlier than the later of six months from the date of grant or one year from the Option Date, but only to the extent the underlying Stock Options are exercisable. The Committee may accelerate these exercise dates and may at the time of grant or subsequent thereto add such additional conditions and limitations as it deems advisable. SARs entitle the optionee to elect to surrender the related Stock Option and to receive the excess of the fair market value of the Common Stock on that date over the option price. The Committee, in its discretion, may allow the Company to satisfy this obligation in Common Stock, cash or a combination thereof. SARs will terminate on the earlier of ten years from the date of grant or termination of the related Stock Option or employment with the Company, with exceptions for death, disability or retirement identical to those relating to Stock Options.

RESTRICTED STOCK RIGHTS AND RESTRICTED COMMON STOCK

     Restricted Stock Rights entitle participants to receive shares of Restricted Common Stock not less than six months from the date of grant of the Restricted Stock Rights, subject to certain restrictions. The holder of Restricted Stock Rights receives cash equivalent to the dividend paid on the Company's outstanding Common Stock and the holder of Restricted Common Stock is entitled to receive dividends, with interest thereon, as the Committee determines. The holder may vote the Restricted Common Stock and exercise other shareholder rights, except that the Company retains the stock certificate, the employee may not dispose of the shares during the restriction period, which shall not be less than three years, and dividends may be withheld by the Company until the restrictions lapse. If conditions of the award are satisfied, upon the end of the restriction period the Company will distribute the stock certificates, free of all restrictions, in installments. Any undistributed Restricted Common Stock and cash and dividends will be forfeited if employment terminates, except upon death or retirement or as the Committee otherwise determines. The Committee may accelerate the date on which restrictions will lapse as to any shares of Restricted Common Stock and undistributed cash and dividends.

PERFORMANCE AWARDS

     Performance Awards may be granted to participants who have been granted Restricted Stock Rights or Restricted Common Stock which provide cash payments to participants not exceeding the market value of the Restricted Common Stock when the restrictions lapse if certain criteria and Performance Goals established by the Committee and approved by the Board of Directors are met. Except as otherwise determined by the Committee, if employment terminates prior to the distribution of any installment, all rights to further payments terminate.

INDIVIDUAL PERFORMANCE UNITS

     The Committee may also grant Individual Performance Units ("IPUs") to officers and other key employees of the Company. The number of IPUs granted will be determined by dividing a specified percentage (not to exceed 100%) of the participant's base salary (disregarding salary in excess of $1,000,000) by the fair market value of the Company's Common Stock on the date of grant. On each dividend payment date during the Performance Period, participants are credited with additional IPUs equal in amount to the dividend paid divided by the fair market value of the Company's Common Stock on such date. IPUs will be subject to redemption (in cash and Common Stock) only if return on common equity, total shareholder return, accounting and value based earnings, return on capital, sales growth or return on investment or any combination of the above measures as determined from time to time by the Committee over a specified period (the "Performance Period") reaches a target level (the "Performance Goal") specified by the Committee. The Committee shall exclude the effect, if any, on the Company's income or equity, of changes in generally accepted accounting principles or Federal income tax laws or regulations adopted or effective subsequent to the establishment of Performance Goals. If the Performance Goal is achieved or exceeded, participants will receive an amount (the "Redemption Amount") equal to not more than three times the number of IPUs credited to the participant (including reinvested dividends) multiplied by the fair market value of the Company's Common Stock on the date of payment. Except as provided in the immediately following sentence, upon termination of employment, a participant will forfeit all unredeemed IPUs. If employment terminates by reason of a participant's death, disability or retirement under a Company or subsidiary retirement plan prior to the completion of a Performance Period, the participant (or in the case of death those entitled by will or laws of decent and distribution) shall, if the Performance Goal is attained, receive the Redemption Amount at the time of payment to other participants. In the event of retirement, the Redemption Amount is prorated to the date of retirement.

SPECIAL ACCELERATION OF AWARDS

     The 1995 Plan provides for special acceleration of awards upon (i) receipt by the Company of a Schedule 13D confirming that a person (other than (a) a fiduciary of securities under an employee benefit plan, (b) a corporation directly or indirectly owned by shareholders of the Company in substantially the same proportions as their ownership of the Company or (c) a corporation in which the executive has a substantial interest) owns beneficially 20% or more of the Company's stock; (ii) any offer by a person, other than those noted in (a) - (c) above, where the offeror owns 20% or more of the Company's stock or three business days before the offer terminates could beneficially own 50% of the Company's stock; (iii) shareholder approval of any merger in which the Company voting stock does not represent 70% of the surviving corporation's voting stock or at least 50% of the Company's directors are not directors of the surviving corporation; or (iv) a change in the majority of the Board of Directors of the Company such that for any period of two consecutive years new board members are not elected or nominated by at least a two-thirds vote of directors who were either directors at the beginning of the period or whose election or nomination for election was so approved.

     Upon the occurrence of any such event: (i) all outstanding Stock Options and SARs will become exercisable for the remainder of their terms (Stock Options and SARs granted to officers must have been held for at least six months); (ii) optionees will have the right for a period of thirty days following such event to have the Company purchase or to exercise for cash (A) Non-Qualified Stock Options (granted without SARs) and SARs (granted in tandem with Non-Qualified Stock Options) at a per share "Acceleration Price" defined below, or (B) ISOs (granted without SARs) and SARs (granted in tandem with ISOs) at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty-day period the Company may purchase any such ISO or associated SAR at the Acceleration Price; (iii) all Restricted Stock Rights which have been outstanding for at least six months will be immediately exchanged for Common Stock and all Restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all previously granted IPUs will be immediately redeemed and in calculating the Redemption Amount it shall be assumed that the Performance Goal has been achieved and that the fair market value of the Company's Common Stock is equal to the average price of the Company's Common Stock during the five business days preceding the occurrence of a special acceleration. The "Acceleration Price" is the excess over the option price of the highest of (i) the highest reported sales price of the Company's Common Stock in the prior sixty days, (ii) the highest price included in any report on Schedule 13D referred to above paid within the prior sixty days, (iii) the highest tender offer price paid, and (iv) the fixed per share price in any merger, consolidation or sale of all or substantially all of the Company's assets.

     The Board of Directors does not consider the special acceleration provisions of the 1995 Plan to have any significant deterrent effect on a potential change in control of the Company; however, if a change in control occurs, such provisions will result in an acceleration of the dates on which the Company will incur certain costs and participants will receive certain benefits under the 1995 Plan and in this respect may be considered to have an anti-takeover effect.

FEDERAL INCOME TAX EFFECTS

     Under present federal income tax laws, awards granted under the 1995 Plan will have the following tax consequences.

     The granting of a Non-Qualified Stock Option will not result in taxable income at the time it is granted. At the time of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the optionee upon disposition of such shares will be treated as long-term or short-term capital gains and losses, with the basis for purposes of computing such gain or loss equal to the amount paid for the shares plus the amount of ordinary income previously recognized.

     The holder of an ISO will realize no taxable income either at the time of grant or exercise and the Company is entitled to no deduction either at the time of grant or exercise of an ISO, if the optionee was, at all times, an employee of the Company or a subsidiary during the period beginning on the date of the granting of the option and ending on the date three months prior to the date of exercise (within one year if the optionee is disabled) and does not sell or otherwise dispose of the stock either (i) within two years from the date of grant of the ISO or (ii) within one year after the transfer of such stock to him. After the death of an optionee, such employment and holding periods are inapplicable. Upon ultimate sale of the stock, any gain will be taxed as long-term capital gain if the optionee did not dispose of the stock either (i) within two years from the date of grant of the ISO or (ii) within one year after the transfer of such stock to him. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of fair market value of the shares at the time of exercise over the exercise price (the "spread") and the Company will be entitled to a corresponding deduction. Any additional gain over and above the fair market value of the stock on the date of exercise will be taxed as a short-term or long-term capital gain depending upon the holding period for the stock.

     Under current federal income tax law, the excess of the fair market value of the shares at the time of exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the employee's alternative minimum tax for the tax year in which the ISO is exercised.

     An employee realizes no taxable income at the time a SAR or an IPU is granted. The amount of cash or the fair market value of shares received upon exercise of a SAR or redemption of an IPU will be taxable to the employee at ordinary income tax rates. A corresponding deduction will be allowed to the Company.

     An employee will not be taxed at the date of grant of Restricted Stock Rights or the transfer of Restricted Common Stock, but will be taxed at ordinary income rates on the fair market value of any Restricted Common Stock as of the date that the restrictions lapse, unless the employee elected under Section 83(b) to include in income the fair market value of the Restricted Common Stock within thirty days of transfer of the Restricted Common Stock. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of transfer, if the employee elects to be taxed on the fair market value of the Restricted Common Stock upon transfer). Amounts equivalent to dividends received by an employee on Restricted Stock Rights and dividends received by an employee during the restricted period will be taxable to the employee at ordinary income tax rates and will be deductible by the Company unless the employee has elected to be taxed on the fair market value of the Restricted Common Stock upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company. If an employee elects to include the value of the Restricted Common Stock in income at the time of transfer and subsequently forfeits the Restricted Common Stock, no deduction or loss for the amount included in income as a result of the election will be allowed to the employee and the Company will be required to include as ordinary income any deduction which it originally claimed for the Restricted Common Stock.

     Performance Awards will not be taxable at the time of grant but will instead be taxable to the employee at ordinary income tax rates when received. A corresponding deduction will be allowed the Company.

                        APPROVAL OF THE GATX CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     There will be presented to the shareholders a proposal to approve a new plan entitled the "GATX Corporation Employee Stock Purchase Plan" (the "ESPP"). On January 29, 1999, the Board of Directors adopted the ESPP subject to shareholder approval. The ESPP will not be put into effect unless approved by an affirmative vote of the majority of the shares voting on the proposal. The ESPP provides a systematic method for the purchase of the Company's Common Stock by employees of the Company and certain of its subsidiaries, and will further align the interest of employees with the interests of the Company. The Board of Directors believes that, in concert with the Company's other compensation and benefit programs, the ESPP will be an important factor in attracting and retaining qualified employees essential to the continued success of the Company. Thus, the Board believes that approval of the ESPP is in the best interests of the Company and its shareholders.

     The Board of Directors recommends a vote for this proposal.

     The ESPP is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. Shares of Common Stock will be offered under the ESPP through consecutive offering periods ("Offering Period") until the earlier of the stated termination date of the ESPP (December 31, 2014) or the earlier termination of the ESPP. The first Offering Period is anticipated to begin on June 1, 1999 and will end on December 31, 1999. Subsequent Offering Periods shall be from January 1 to December 31. However, the Administrator (or to the extent required (i) by the New York Business Corporation Law or (ii) to maintain the exemption provided in SEC Rule 16b-3, the Compensation Committee of the Board of Directors) has the authority to establish or change the duration of any Offering Period. The purchase price of shares of Common Stock acquired in any Offering Period will be 85% of the lesser of (a) the Fair Market Value of the shares on the first day of the Offering Period or (b) the Fair Market Value of the shares on the last day of the Offering Period. Fair Market Value is the average of the highest and lowest quoted sales prices on a share of Common Stock on the New York Stock Exchange Composite Transaction Report.

     Employees of the Company and certain of its subsidiaries as are from time to time designated by the Company will be eligible to participate in the ESPP, as long as the employees customarily work at least 20 hours per week and for more than five months per calendar year. No employee may participate who owns or holds options to purchase or who, as a result of participation in the ESPP, would own or hold options to purchase 5% or more of the outstanding shares of Common Stock. As of March 5, 1999, approximately 6,400 employees, including all of the Company's executive officers, would have been eligible to participate in the ESPP.

     Eligible employees who desire to participate must authorize payroll deductions prior to the start of the Offering Period. A participating employee's payroll deductions must be at a rate of not less than $25.00 per month nor more than $833.00 per month, so as not to exceed $10,000 per calendar year. In addition, no participant may purchase shares with a Fair Market Value (determined on the first day of the Offering Period) exceeding $25,000. A participant may withdraw from the ESPP at any time prior to the last 15 days of each Offering Period by delivering a discontinuance notice, whereupon their accrued payroll deductions will be refunded to them and the Participant's right to purchase shares under the ESPP will immediately terminate. A participant will be deemed to have elected to participate in each subsequent period unless the participant gives such written notice of discontinuance.

     The ESPP will be administered and interpreted by the Vice-President of Human Resources of the Company (the "Administrator") and the Compensation Committee of the Board of Directors. The Compensation Committee will take such action as may be required to assure that purchases and sales of Common Stock under the ESPP meet the exemption requirement of Rule 16-3 under the Securities Exchange Act of 1934.

     A maximum of 0.5% of the outstanding shares of Common Stock as of the date of adoption of the ESPP shall be available for purchase during any calendar year. If the ESPP had been adopted on March 5, 1999, 247,167 shares would be available for each calendar year, or 3,707,505 shares over the life of the ESPP. The shares of Common Stock sold to participants under the ESPP may be authorized and unissued Common Stock or treasury shares, including shares purchased in the open market or a private transaction. The Company can make proportionate and appropriate adjustments in the number of shares available under the ESPP to reflect any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the Company's capital structure.

     Estimates of benefits which would have been paid under the ESPP in the past or will be payable in the future if the ESPP is approved cannot be made since such benefits will depend upon, among other things, the decision by an eligible employee to participate and the price of Common Stock on the first and last day of the Offering Period.

     The ESPP authorizes the Compensation Committee to terminate or amend the ESPP from time to time. No amendment will become effective without shareholder approval if such is required under the New York Business Corporation Law or
Section 423 of the Code.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP to audit the Company's financial statements, subject to approval by the shareholders. Ernst & Young LLP, or a predecessor thereof, has served in this capacity since 1916. The Board proposes that the shareholders approve such appointment. However, if not approved, the Board will reconsider the selection of independent auditors.

     The Board of Directors recommends a vote for this proposal.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in the Company's proxy material in connection with the Company's 2000 Annual Meeting must be received by the Company no later than November 18, 1999, and otherwise comply with the requirements of the Securities and Exchange Commission. Any shareholder who intends to present a proposal at the Company's 2000 Annual Meeting without inclusion in the Company's proxy material must send to the Company a notice of such proposal which must be received no earlier than December 24, 1999 and no later than January 24, 2000, and must otherwise comply with the requirements of the Company's By-laws.

                               OTHER INFORMATION

     On August 14, 1997 the Company continued the liability policies initially procured in 1986 from Corporate Officers and Directors Assurance Ltd. ("CODA") and A.C.E. Insurance Company Ltd. ("ACE") and continued the policy initially procured in 1995 from Federal Insurance Co. ("Federal"). Both the Federal and ACE policies insure the Company in the event the Company is required to indemnify a director or officer. The Federal and ACE policies also insure directors and officers for those instances in which they may not be indemnified by the Company. The CODA policy insures only directors and officers and only for those instances in which they may not be indemnified by the Company. The ACE and Federal policies expire on August 14, 2001. The CODA policy expires on August 14, 2000. During 1998, the Company paid premiums of $325,000 to ACE and $169,600 to

Federal. An adjustment was made to the CODA premium which was prepaid in 1997; the net cost of the CODA premium for 1998 is $147,500.

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                          By order of the Board of Directors

                                          David B. Anderson
                                          Secretary

                                                                        APPENDIX

                                GATX CORPORATION

                   1995 LONG TERM INCENTIVE COMPENSATION PLAN
             (AS PROPOSED TO BE AMENDED AT THE 1999 ANNUAL MEETING)

I. GENERAL

     1. Purpose. The purpose of the 1995 Long Term Incentive Compensation Plan (the "Plan") is to promote the long term financial interests of the Company by
(i) attracting and retaining executive personnel possessing outstanding ability;
(ii) further motivating such individuals by means of growth-related incentives to achieve long-range goals; (iii) providing incentive compensation opportunities, in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards and Individual Performance Units (each as described below) which are competitive with those of other major corporations; and (iv) furthering the identity of interests of participating employees with those of the Company's shareholders through opportunities for increased stock ownership.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have such powers to administer the Plan as are delegated to it by the Plan or the Board of Directors, including full authority to: (i) interpret the Plan; (ii) prescribe, amend and rescind rules and regulations pertaining to the Plan; (iii) determine the terms and provisions of each Stock Option and Stock Appreciation Right, and Restricted Common Stock agreement between the Company and a Participant, and the number of Individual Performance Units to be granted to a Participant; (iv) establish Company performance goals for purposes of the Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Plan. To the extent necessary to conform the Plan, and the awards under the Plan, to Rule 16b-3 of the Securities and Exchange Commission, no member of the Committee shall be eligible, or within one year prior to appointment to the Committee shall have been eligible, to participate in the Plan or in any other plan of the Company or any affiliate of the Company under which stock, stock options or stock appreciation rights may be granted.

     3. Participants. Except as otherwise specifically provided, Participants in the Plan shall consist of (i) such key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units and (ii) members of the Board of Directors who are not employees of the Company or its subsidiaries, who may only receive Non-Qualified Stock Options under the Plan. The Committee may delegate to a committee consisting of one or more appropriate officers of the Company who are also directors of the Company authority to determine participation in the Plan by other than officers of the Company, and the extent of participation by each non-officer employee of the Company or any subsidiary.

     4. Shares. Five million shares of Common Stock, with such adjustment in such number of shares as may be made pursuant to the last sentence of this paragraph I-4, shall be available for issue upon the exercise of Stock Options, Stock Appreciation Rights and Restricted Stock Rights granted under the Plan, for award in the form of Restricted Common Stock and for redemption of Individual Performance Units. Such shares may be authorized and unissued shares or treasury shares (including, in the discretion of the Board of Directors of the Company, shares purchased in the open market) of Common Stock. The shares authorized hereunder include the 3,000,000 shares of Common Stock (adjusted to reflect the two for one split effective June 1, 1998) initially made available under the Plan together with any shares of Common Stock authorized under the 1985 Long Term Incentive Compensation Plan (the "1985 Plan") which were unissued as of the date of adoption hereof, and which are not subsequently issued pursuant to awards under the 1985 Plan that are outstanding on that date. If a Stock Option granted under the Plan expires or is terminated for any reason without having been exercised in full for Common Stock (including those which terminate by reason of the exercise of a Stock Appreciation Right in accordance with the provisions of Part IV below) or if a Restricted Stock Right, Restricted Common Stock or Individual Performance Unit awarded under the Plan is forfeited for any reason, the shares not acquired or forfeited shares, as the case may be, shall (unless the Plan shall have terminated) again become available for purposes of the Plan. In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure or capitalization affecting the Common Stock, appropriate adjustment shall be made with respect to the number and kind of shares (or other securities) optioned or awarded or subject to being optioned or awarded under the Plan and in the sole discretion of the Board of Directors such adjustments in price and other adjustments as it deems equitable may be made.

     5. Amendment. The Board of Directors of the Company may amend the Plan from time to time, except that without the approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote at a duly held meeting of the shareholders, the number of shares of Common Stock which may be issued under the Plan may not be increased except as provided in the last sentence of paragraph I-4. No amendment of the Plan, however, may, without the consent of a Participant, make any changes in any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Rights, Restricted Common Stock, Performance Awards or Individual Performance Units theretofore granted a Participant which would adversely affect such Participant's rights under the Plan.

     6. Termination. The Board of Directors of the Company may terminate the Plan at any time. No Stock Option or Stock Appreciation Right shall be granted and no restricted Stock Right, Restricted Common Stock, Performance Award or Individual Performance Unit shall be awarded after the Plan is terminated for any reason. However, termination of the Plan shall not affect the validity of any Stock Option or Stock Appreciation Right theretofore granted under the Plan or any award of Restricted Stock Rights, Restricted Common Stock, Performance Award or Individual Performance Units theretofore made under the Plan.

     7. No Employment Right. Participation in the Plan does not confer upon any employee any right with respect to continued employment by the Company or any subsidiary, or limit in any way the right of the Company or any subsidiary to terminate an employee's services, responsibilities, duties and authority to represent the Company or any subsidiary at any time for any reason.

II. INCENTIVE STOCK OPTIONS

     1. Grants. The Committee shall designate the Participants to whom Incentive Stock Options, as described in the Internal Revenue Code of 1986, as amended (the "Code"), are to be granted under this Part II and determine the number of shares to be offered to each of them. Each Incentive Stock Option shall be evidenced by an agreement between the Participant and the Company. The aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under this Plan and each other stock option plan of the Company and any parent or subsidiary thereof shall not exceed $100,000. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Incentive Stock Options and Non-Qualified Stock Options granted to any Participant during any calendar year, regardless of when first exercisable, shall not exceed one hundred fifty thousand (150,000). For all purposes of the Plan, the term "fair market value" of a share of Common Stock means the average of the highest and lowest prices at which a share of Common Stock is traded on the date as of which the determination is being made as quoted on the New York Stock Exchange Composite Transactions or other principal market quotation selected by the Committee or, if Common Stock is not traded on that date, the average of the highest and lowest prices on the next preceding day on which such stock is traded.

     2. Price. The purchase price of each Incentive Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Incentive Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock subject to an option granted the Participant until such shares are purchased upon exercise of the option.

     3. Exercise. Subject to the following provisions of this paragraph and the following provisions of paragraph II-4, unless sooner terminated, all Incentive Stock Options granted to a Participant on an Option Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Incentive Stock Options granted to a Participant may be exercised.

     4. Termination. Each Incentive Stock Option granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three (3) months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. That portion of an Incentive Stock Option which is exercisable as of the date on which a Participant's employment is terminated by reason of his death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination of employment by reason of death or disability (as determined by the Committee) or five years after the date of retirement, as the case may be.

     5. Transferability. An Incentive Stock Option, by its terms, may not be transferred by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

III. NON-QUALIFIED STOCK OPTIONS

     1. Grants. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be granted under this Part III and determine the number of shares to be offered to each of them. Each Non-Qualified Stock Option shall be evidenced by an agreement between the Participant and the Company. Subject to any adjustment made under the last sentence of paragraph I-4, the aggregate number of Non-Qualified Stock Options and Incentive Stock Options granted to any employee Participant during any calendar year shall not exceed one hundred fifty thousand (150,000) and the number of Non-Qualified Stock Options granted to any non-employee director shall not exceed five thousand (5,000).

     2. Price. The purchase price of each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no instance shall such price be less than one hundred percent of the fair market value of a share of Common Stock of the Company on the date the option is granted (the "Option Date") or par value, whichever is higher. The full purchase price of each share purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or shares of Common Stock, or both, at the time of such exercise (or by such other method as may be satisfactory to the Committee) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. A Participant shall not have any rights of a shareholder with respect to the shares of Common Stock of the Company subject to an option granted the Participant until such shares are purchased upon exercise of the option.

     3. Exercise. Subject to the provisions of this paragraph and the provisions of paragraph III-4, unless sooner terminated, all Non-Qualified Stock Options granted to a Participant on an Option

Date may be exercised commencing on a date no earlier than one year from the Option Date as determined by the Committee. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Non-Qualified Stock Options granted to a participant may be exercised.

     4. Termination. Each Non-Qualified Stock Option granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries (or in the case of non-employee members of the Board of Directors, membership on the Board) is terminated for any reason. That portion of a Non-Qualified Stock Option which is exercisable as of the date on which a Participant's employment (or Board membership) is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

     5. Transferability. A Non-Qualified Stock Option granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

IV. STOCK APPRECIATION RIGHTS

     1. Grantees. The Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under this Part IV and determine the number to be granted to each of them. Each Stock Appreciation Right shall be evidenced by an agreement between the Participant and the Company. If a Participant to whom a Stock Appreciation Right has been granted is subject to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, impose such conditions and limitations to the exercise of such Stock Appreciation Right as the Committee deems necessary or desirable in order to comply with the requirements of Sections 16(a) and 16(b) and the rules and regulations issued thereunder, or to obtain exemption therefrom.

     2. Grants. Stock Appreciation Rights may be granted in tandem with a related Stock Option, in which event the Participant may elect to exercise either the Stock Appreciation Right or the Stock Option but not both, as to any of the same shares subject to the Stock Option and the Stock Appreciation Right. A Stock Appreciation Right granted to a Participant may be granted on the Option Date of such option or in the case of Non-Qualified Stock Options as of that Option Date or at any time thereafter.

     3. Exercise. Subject to the following provisions of this paragraph and the provisions of paragraph IV-5, unless sooner terminated, all Stock Appreciation Rights granted to a Participant may be exercised commencing on a date no earlier than the later of six (6) months from the date of grant or one year from the Option Date as determined by the Committee; provided, however, that a Stock Appreciation Right may be exercised only to the extent a related Stock Option is surrendered. The Committee may, in its discretion, accelerate the date on which all, or any portion, of the Stock Appreciation Rights granted to a Participant may be exercised to the date to which a related Stock Option has been accelerated in accordance with the provisions of either paragraph II-3 or III-3.

     4. Payment. A Participant to whom a Stock Appreciation Right has been granted may elect, during any period that such Stock Appreciation Right is exercisable and subject to such limitations as the Committee may have imposed, to receive from the Company in exchange therefor an amount (net of applicable employee withholding taxes) equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of the exchange over the option price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, or portion thereof, surrendered. Payment of the Company's obligations arising out of the exchange of a Stock Appreciation Right may be made in cash, Common Stock (valued at its fair market value at date of exchange) or partly in each, as the Committee shall decide.

     5. Termination. Each Stock Appreciation Right granted to a Participant shall terminate on the earlier of (a) the tenth anniversary of the Option Date or, (b) subject to the provisions of the following sentence, three months (or such other period of time as may be determined by the Committee in its discretion) after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason. Any Stock Appreciation Right which is exercisable as of the date on which a Participant's employment is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan shall terminate on the earlier of the tenth anniversary of the Option Date on which it was granted or one year after the date of termination by reason of death or disability (as determined by the Committee) or five years after the Participant's retirement, as the case may be.

     6. Transferability. A Stock Appreciation Right granted to a Participant may not be transferred by the Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable only by the Participant.

V. RESTRICTED STOCK AWARDS

     1. Grants. Grants of Restricted Common Stock or Restricted Stock Rights may be made from time to time to such officers and key employees of the Company and its subsidiaries as may be selected by the Committee. On each Common Stock dividend payment date, each such Participant shall be credited with an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by the Participant's number of shares of Restricted Common Stock or Restricted Stock Rights that have not been terminated in accordance with the following provisions of this Part V. Such amounts together with interest thereon shall be paid to the Participant at such time or times as the Committee shall decide.

     2. Awards. Such grant of Restricted Common Stock or Restricted Stock Rights shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries for a period, not less than three (3) years, to be specified by the Committee (the "Performance Period") and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the Performance Period or for a period of time thereafter. The length of Performance Periods may vary among Participants.

     At the end of such period of employment by the Company and its subsidiaries as shall be determined by the Committee (but not less than six months and not extending beyond the last day of the Performance Period), the Restricted Stock Right granted to a Participant shall be automatically exchanged for a number of shares of Restricted Common Stock equal to the number of Restricted Stock Rights exchanged.

     Each stock certificate issued in respect of shares of Restricted Common Stock shall be registered in the name of the Participant and deposited with the Company.

     Subject to the foregoing restrictions, and unless and until the shares are forfeited, a Participant shall have all of the rights of a holder of Common Stock with respect to the shares of Restricted Common Stock awarded the Participant in accordance with the provisions of this Part V; provided, however, that as provided in paragraph 1 of this Part V, any dividends paid on a share of such stock, together with interest thereon, shall be accrued and paid to the Participant at such time or times as the Committee shall decide.

     3. Distribution. The shares of Restricted Common Stock awarded to a Participant with respect to a Performance Period shall be distributed to the Participant, free of all restrictions, in such number (usually three) of equal, or substantially equal, annual installments, measured from the last day of that Performance Period, as the Committee shall determine.

     4. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all Restricted Stock Rights, any undistributed Restricted Common Stock previously awarded to the Participant with respect to any Performance Period, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant, together with any interest accrued thereon. If a Participant's employment with the Company and its subsidiaries is terminated by reason of a Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of the undistributed shares of Restricted Common Stock, if any, previously awarded to the Participant, all Performance Awards under Part VI for which Performance Goals have been met and, together with interest thereon, any undistributed dividends accrued for the Participant and any undistributed dividend equivalents credited to the Participant.

VI. PERFORMANCE AWARDS

     1. Awards. Any Participant designated by the Committee to participate in
Part V of the Plan may be designated as a Participant under this Part VI.

     2. Performance Goal. For each Performance Period the Committee may establish Performance Goals. In establishing any Performance Goal the Committee may use such measures of the performance of the Company over the Performance Period as the Committee deems appropriate. Performance Goals may vary among Participants. For each Performance Period, the Committee shall also establish appropriate criteria to determine the basis upon which a Performance Award shall be made under the Plan with respect to that period.

     3. Payment and Amount. If the criteria for payment established by the Committee relating to a Performance Goal established for any Performance Period is met, a Participant receiving an installment distribution of Restricted Common Stock in accordance with the provisions of paragraph V-3 with respect to that Performance Period, who has also been designated as a Participant under this
Part VI, shall also be paid a Performance Award at the time the distribution is made to the Participant. The amount of a Participant's Performance Award shall not in any event exceed the aggregate fair market value of the installment distribution of shares of Restricted Common Stock.

     4. Forfeiture. Except as provided below, and except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason prior to the payment of any portion of a Performance Award, the Participant shall forfeit all rights to receive any portion of the Performance Award remaining unpaid at such termination. If a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant or, in the event of the Participant's death, the person or persons entitled thereto by will or the laws of descent and distribution, shall be entitled to receive, free of restrictions, a distribution of all Performance Awards under Part VI for which Performance Goals have been met.

VII. INDIVIDUAL PERFORMANCE UNITS

     1. Grant. For each Performance Period, the Committee may, from time to time, grant Individual Performance Units to such officers and other key employees of the Company and its subsidiaries as it may select. The number of Individual Performance Units granted will be determined by dividing a specified percentage (as determined by the Committee and not exceeding one hundred percent (100%)) of the Participant's base salary (disregarding annual base salary in excess of $1,000,000) by the fair market value of the Company's Common Stock on the date of grant. On each Common Stock dividend payment date, each Individual Performance Unit (including additional

Individual Performance Units previously credited to it) shall be increased by an amount equal to the dividend paid on that date on a share of the Company's Common Stock, reinvested in additional Individual Performance Units in an amount equivalent to an investment of such dividend in shares of the Company's Common Stock at its fair market value on such date.

     2. Award. Except as provided in paragraph VII-5, awards of Individual Performance Units shall be contingent upon the Participant's continuing employment with the Company or its subsidiaries throughout the specified Performance Period, and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate. The length of Performance Periods may vary among Participants.

     3. Performance Goals. For each Performance Period, the Committee may establish Performance Goals which shall be based upon achievement of specific levels of one or more of the following measures applicable to the Company as a whole or to any individual subsidiary: return on equity, total shareholder return, accounting and value based earnings, return on capital, sales growth or return on investment. In determining the extent to which a Performance Goal has been achieved, the calculation shall be made without regard to any changes in the Federal tax law or in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established. Performance Goals may vary among Participants.

     4. Payment and Amount. If the Performance Goal established by the Committee for a Performance Period has been achieved, the Company shall redeem the Individual Performance Units and pay to the Participant an amount (the "Redemption Amount") equal to not more than three (3) times -- depending upon the extent to which the Performance Goal has been achieved or exceeded -- the product of (i) the number of Individual Performance Units credited to the Participant's account at the end of a Performance Period (including reinvested dividends), and (ii) the fair market value of the Company's Common Stock on the date of payment. Payment of the Redemption Amount to the Participant may, in the discretion of the Committee, be made in cash and in Common Stock of the Company, and will be made as soon as practicable following expiration of the applicable Performance Period and certification by the Committee of the Redemption Amount. The cash payment shall in no event exceed fifty percent (50%) of the Redemption Amount.

     5. Forfeitures. Except as provided below, or except as otherwise determined by the Committee, if a Participant's employment with the Company and its subsidiaries is terminated for any reason, the Participant shall forfeit all unredeemed Individual Performance Units previously granted to the Participant with respect to any Performance Period and any undistributed dividends allocable thereto. To the extent the Performance Goals are not achieved, Individual Performance Units not redeemed shall be forfeited. If, prior to completion of a Performance Period, a Participant's employment with the Company and its subsidiaries is terminated by reason of the Participant's death, disability (as determined by the Committee) or retirement under a Company or subsidiary retirement plan, the Participant, or in the event of the Participant's death, the person(s) entitled thereto by will or the laws of descent and distribution, shall, if the applicable Performance Goal is attained, receive the Redemption Amount at the time of payment to other Participants. In the event of a Participant's retirement, the Redemption Amount shall be prorated to the date of such Participant's retirement. Individual Performance Units shall be forfeited to the extent not redeemed.

VIII. SPECIAL ACCELERATION IN CERTAIN EVENTS

     1. Special Acceleration. Notwithstanding any other provisions of the Plan, a Special Acceleration of awards outstanding under the Plan shall occur with the effect set forth in paragraph VIII-2 at any time when there is a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (a) any "person" as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") other than:

         (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company;

         (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company; or

        (iii) any person in which the Executive has a substantial equity interest;

        is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock;

     (b) a tender offer is made for the stock of the Company by a person other than a person described in subparagraph (1)(a)(i), (ii) or (iii) and one of the following occurs:

         (i) the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's stock; or

         (ii) three business days before the offer is to terminate (unless the offer is withdrawn first) such person could own, by the terms of the offer plus any shares owned by such person, stock representing 50% or more of the total voting power of the Company's outstanding stock when the offer terminates;

     (c) during any period of two consecutive years there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

         (i) such a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

         (ii) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

        For purposes of this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include:

         (i) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in this paragraph or in paragraph (b) above; or

         (ii) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation;

        unless his election by the Board of Directors or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors before the beginning of such period.

        With respect to any Participant with whom the Company has entered into an Agreement for Continued Employment Following a Change of Control or Disposition of a Subsidiary, a Special Acceleration of awards outstanding under the Plan with the effect set forth in paragraph VIII-2 as to such Participant shall occur if such Participant's employment is terminated or constructively terminated, and as a result thereof such Participant becomes entitled to termination payments under such agreement.

          The terms used in this Part VIII and not defined elsewhere in the Plan shall have the same meaning as such terms have in the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

     2. Effect on Outstanding Awards. Upon a Special Acceleration pursuant to paragraph VIII-I:

     (a) All Stock Options then outstanding under Parts II and III shall immediately become exercisable in full for the remainder of their terms, provided that no Stock Option may be exercised by an officer or director of the Company within six months of its date of grant; and each optionee shall have the right during a period of thirty days following a Special Acceleration to have the Company purchase any Non-Qualified Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price computed in accordance with paragraph (e) below and any Incentive Stock Options which are then exercisable and as to which no Stock Appreciation Rights have been granted at a cash purchase price equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the option price and (ii) the number of shares of Common Stock covered by the Incentive Stock Option or portion thereof surrendered, provided that the Company shall have the right during such period to purchase any Incentive Stock Option as to which no Stock Appreciation Rights have been granted at the purchase price computed in accordance with paragraph (e) below;

     (b) All Stock Appreciation Rights outstanding under Part IV shall immediately become exercisable in full for a period of thirty days following a Special Acceleration, subject to the provisions of paragraph IV-5, with payment to be made solely in cash upon any exercise during such period of a Stock Appreciation Right granted with respect to a Non-Qualified Stock Option in an amount computed in accordance with paragraph (e) below and in cash upon exercise during such period of a Stock Appreciation Right granted with respect to an Incentive Stock Option in an amount equal to the product of (i) the excess, if any, of the fair market value of a share of Common Stock computed in accordance with paragraph II-I over the exercise price of the related Stock Option and (ii) the number of shares of Common Stock covered by the related Stock Option, provided that the Company shall have the right during such period to purchase any Stock Appreciation Right granted with respect to an Incentive Stock Option (and cancel the related option) at the purchase price computed in accordance with paragraph (e) below, provided further that no Stock Appreciation Right may be exercised by an officer within six months of its date of grant;

     (c) All Restricted Stock Rights under Part V outstanding for at least six months from the date of grant shall immediately be exchanged for a number of shares of Common Stock equal to the number of Restricted Stock Rights so exchanged, and all such shares of Common Stock, all other shares of Common Stock and all interest, dividends or dividend equivalents then held by the Company for Participants under Part V and all Performance Awards under

        Part VI for which Performance Goals have been met shall then be immediately distributed to Participants, free of all restrictions;

     (d) The Company shall immediately redeem all Individual Performance Units granted under Part VII. For purposes of calculation of the Redemption Amount, it shall be assumed that the Performance Goal has been achieved, and the Fair Market Value of the Company's Common Stock shall be calculated in accord with paragraph (e) below; and

     (e) Except as otherwise specified in paragraphs (a) and (b) above, the purchase price for a Stock Option or a Stock Appreciation Right and the amount to be paid upon exercise of a Stock Appreciation Right shall be an amount equal to the product of (i) the excess, if any, of the highest of (A) the highest reported sales price during the sixty days preceding such exercise, (B) the highest purchase price shown in any Schedule 13D referred to in paragraph VIII-I (a) as paid within the sixty days prior to the date of such report, (C) the highest price paid in any tender offer referred to in paragraph VIII-I (b) during the sixty days preceding such exercise, or (D) the fixed formula cash price per share specified in any transaction referred to in paragraph VIII-I (c) if such price is determined on the date of such exercise, over the option price, and (ii) the number of shares of Common Stock covered by the Stock Option or Stock Appreciation Right, or portions thereof, surrendered. The fair market value to be used in the calculation of the Redemption Amount shall be equal to the average price of the Common Stock during the five business days preceding the occurrence of a Special Acceleration.

                                GATX CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The GATX Corporation Employee Stock Purchase Plan provides employees of GATX Corporation and employees of certain Subsidiaries which are designated by the Company as participating in the Plan with an opportunity to become owners of the Company through the purchase of shares of GATX common stock. The Plan is intended to qualify as an Employee Stock Purchase Plan under
Section 423 of the Internal Revenue Code of 1986, as amended, and its terms should be construed accordingly.

     2. Definitions.

          a. "Administrator" means the Vice President of Human Resources of the Company.

          b. "Code" means the Internal Revenue Code of 1986, as amended.

          c. "Committee" means the Compensation Committee of the Company's Board of Directors.

          d. "Common Stock" means the common stock of the Company, with a par value of $0.625 per share.

          e. "Company" means GATX Corporation.

          f. "Compensation" means all base straight time gross earnings paid by the Employer during an Offering Period, exclusive of payments for commissions, incentive compensation, incentive payments, bonuses and other compensation.

          g. "Employee" means any person who is an employee of an Employer whose customary employment with an Employer is at least 20 hours per week and more than five months in any calendar year.

          h. "Employer" means the Company or any Subsidiary designated by the Company to participate in the Plan.

          i. "Enrollment Date" means the first day of each Offering Period.

          j. "Exercise Date" means the last day of each Offering Period.

          k. "Fair Market Value" as of any date means the value of Common Stock determined as the average of the highest and lowest quoted sales prices of a share of Common Stock on the New York Stock Exchange Composite Transaction Report or, in the event there was no such sale reported on such date, on the last preceding date on which such a sale was reported.

          l. "Offering Period" means the period of 12 months starting on January 1 of each year and ending on December 31 of each year, with the exception of the first Offering Period which shall begin on June 1, 1999 and end on December 31, 1999.

          m. "Participant" means for any Offering Period an eligible Employee who has properly completed and submitted the appropriate forms authorizing payroll deductions pursuant to Section 6 of this Plan.

          n. "Plan" means the GATX Corporation Employee Stock Purchase Plan.

          o. "Plan Agent" means a company or any affiliated entity which has been selected by the Company to perform administrative and record keeping services for the Company and the Plan Participants.

          p. "Purchase Price" for any Offering Period means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date of such Offering Period, whichever is lower, provided, however, that the Purchase Price may be adjusted by the Committee pursuant to Section 18, but in no case shall the Purchase Price be less than the par value.

          q. "Subsidiary" means a corporation, domestic or foreign, during any period in which 50% or more of the voting shares are owned, directly or indirectly, by the Company, or by any successor to the Company.

     3. Eligibility. Any Employee who is employed by an Employer as of the first day of an Offering Period is eligible to participate in the Plan for that Offering Period, excluding however, members of a collective bargaining unit which unit has rejected the opportunity to participate in the Plan or which has been presented with the opportunity to participate but which has not yet accepted.

     4. Administration. The Administrator has full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). The Administrator will have final and binding authority to: (i) establish and or change the duration of any Offering Period: (ii) limit or increase the frequency and/or number of changes in the amounts withheld during an Offering Period;
(iii) establish the commercially reasonable exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (iv) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation; (v) delegate its functions to officers or employees of the Company or other persons including, but not limited to, the Plan Agent; (vi) establish additional terms and conditions with respect to the purchase of shares under the Plan; and (vii) establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the administration of the Plan. To the extent that any of the above actions are required to be performed by the Committee in order to assure the exemption provided in Securities and Exchange Commission Rule 16b-3, or to comply with the New York Business Corporation Law, such actions shall be taken by the Committee.

     5. Stock Subject to Plan. The shares of common stock that the Company will sell to Participants under the Plan will be shares of authorized but unissued Common Stock or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in a private transaction. The maximum number of shares made available for sale under the Plan for any one calendar year shall not exceed one half of one percent (0.5%) of the outstanding shares of Common Stock as of the date the Plan was approved by the shareholders. If the total number of shares for which options are to be exercised in an Offering Period exceeds the number of shares then available under the Plan, the Company will make, so far as is practicable, a pro rata allocation of the shares available. A Participant will have no interest in stock covered by the Participant's option until such option has been exercised.

     6. Participation. An eligible Employee may become a Participant for an Offering Period by completing a payroll deduction authorization agreement form and delivering it to the Administrator at such time and in such form as the Administrator may require. All Participants receiving options under the Plan will have the same rights and privileges.

     7. Payroll Deductions. A Participant may contribute to the Plan only through payroll deductions, as follows:

          a. A Participant must complete an authorization agreement form through the Administrator directing the Employer to have deductions made from the Participant's compensation for each payroll period during the Offering Period at a rate of not less than $25.00 per month and not more than $833.00 per month, such that no more than $10,000 (U.S. dollars, based on the exchange rate in effect as of the first day of the applicable Offering Period as determined by the Administrator) may be deducted in any one calendar year. Subject to the immediately preceding sentence, payroll deductions for the following Offering Period will be renewed at the rate in effect as of the date of the immediately preceding Exercise Date, unless changed or discontinued by the Participant as provided in Section 15.

          b. All payroll deductions will be credited to the Participant's account under the Plan. A Participant may not make any additional payments into such account.

          c. Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under Section 15 below. All payroll deductions so withheld by an Employer will be remitted to the Company at or near the end of each Offering Period, and such amounts shall be converted into U.S. currency as of the date of such remittance.

          d. A Participant may discontinue participation in the Plan as stated in Section 15, or, subject to such uniform rules or regulations as the Administrator may from time to time establish, may increase or decrease the rate of payroll deductions during an Offering Period.

          e. In order to comply with the preceding paragraphs, and Section 8 below, the Company may decrease a Participant's payroll deduction at any time during an Offering Period.

          f. No interest will accrue to the Participant on the payroll deductions of a Participant in the Plan.

     8. Granting of Options. On the Enrollment Date of each Offering Period, the Company shall grant to a Participant an option to purchase a number of shares of Common Stock with funds withheld from the Participant's compensation. The number of shares will be determined at the end of the Offering Period and shall be equal to the quotient of (a) the total amount of payroll deductions withheld from the Participant's Compensation since the beginning of the Offering Period for the purpose of the Plan, divided by (b) the Purchase Price for such Offering Period. No Participant shall receive an option: (i) if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company; or (ii) that permits an employee to purchase, during any Offering Period, a number of shares that exceeds the quotient of $25,000 (U.S. dollars, based on the exchange rate in effect as of the first day of the applicable Offering Period) divided by the Fair Market Value of a share of Common Stock on the Enrollment Date (subject to any adjustments under Section 18). For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code shall apply.

     9. Exercise of Option. Unless a Participant's account has been previously withdrawn under the terms of this Plan, the Participant's option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised as of the last day of the Offering Period for the purchase of the maximum number of shares that the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in Section 8.

     10. Fractional Shares. Fractional shares will be credited to a Participant's account if the amount of payroll deductions accumulated during any given Offering Period is not equally divisible by the exercise price for that Offering Period. However, fractional shares will not be distributed to a Participant in the event that the Participant requests that shares be certified and distributed. Upon a request for distribution of shares in certificate form from a Participant's account, the distributee shall receive a certificate for the whole shares and a check for the fractional share in an amount equal to the proportionate value of a share of Common Stock on the date the distribution is made from the Participant's account.

     11. Delivery of Common Stock. As soon as administratively feasible after the options are used to purchase Common Stock, the Company will deliver to the Plan Agent the shares of Common

Stock the Participant purchased upon the exercise of the option. The Participant's shares may be held by the Plan Agent in nominee name for the account of the Participant and the shares may be commingled with other shares held in the Plan Agent's custody in a single account or stock certificate without identification as to individual Participants. Upon request of the Participant, the Plan Agent shall have delivered to the Participant a certificate for whole shares and a check as payment for any fractional share from the Participant's account. In the event that a Participant requests that shares in his or her account be sold, the Plan Agent shall have the requested shares transferred to a registered securities broker to execute such sale on behalf of the applicable Participant. Where applicable, the shares may be sold through an affiliate of the Plan Agent.

     12. Dividends On Shares Held. In the event that dividends are declared and paid by the Company, all such dividends paid with respect to shares held in the custody of the Plan Agent or its nominee shall be subject to reinvestment in Common Stock. All such dividends reinvested in Common Stock shall be reflected in each Participant's respective account.

     13. Account Statements. The Plan Agent will maintain individual accounts for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, dividends credited and the number of shares purchased.

     14. Subsequent Offerings. A Participant will be deemed to have elected to participate in each subsequent Offering Period following the Participant's initial election to participate in the Plan, unless the Participant files a discontinuance notice with the Administrator or Plan Agent at least 15 days before the beginning of the Offering Period as of which the Participant desires to withdraw from the Plan.

     15. Withdrawal From the Plan.

          a. A Participant may withdraw all, but not less than all, payroll deductions credited to the Participant's account for an Offering Period before the end of such Offering Period by delivering a discontinuance notice to the Administrator or Plan Agent at least 15 days before the end of such Offering Period.

          b. Upon the withdrawal of a Participant from the Plan, the Participant's outstanding option under the Plan will immediately terminate.

          c. If a Participant withdraws from the Plan for any reason, the Company will pay to the Participant all payroll deductions credited to the Participant's account as soon as practicable after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

          d. A Participant who has elected to withdraw from the Plan may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the Plan, i.e., the Participant may elect to participate in the next following Offering Period so long as the Participant files the authorization form by the deadline for that Offering Period.

     16. Termination of Employment. Upon termination of the Participant's employment for any reason, including disability, and other than death or retirement, before the Exercise Date for any Offering Period, the payroll deductions credited to the Participant's account will be deemed to have been withdrawn from the Plan as of the date of such termination and will be returned as soon as practicable to the Participant and all whole shares of Common Stock held by the Plan Agent in the Participant's account shall be distributed in certificate form, together with a check in lieu of any fractional share, unless within a period of 30 days from the date of termination the Participant provides notice to the Administrator that the Participant elects to have the shares sold and the proceeds so distributed. For purposes of this Section, the term disability shall have the same meaning as provided in Section 3.1 of the Company's Salaried Pension Plan, as of the date in question.

     17. Termination of Employment Due to Death or Retirement. Upon termination of the Participant's employment due to the Participant's death, the payroll deductions credited to the Participant's account will be deemed to have been withdrawn from the Plan as of the date of such termination and will be paid as soon as practicable to the Participant's personal representative or to the Participant's designated beneficiary properly designated in accordance with the Employer's local business practice and legal requirements and all whole shares of Common Stock held by the Plan Agent in the Participant's account shall be similarly distributed in certificate form, together with a check in lieu of any fractional share, unless within a period of 30 days from the date of such termination the Participant's personal representative provides notice to the Administrator that the he or she elects to have the shares sold and the proceeds so distributed.

     Upon termination of the Participant's employment due to the Participant's retirement, unless otherwise requested by the Participant under paragraph 15, as of the Exercise Date of the Offering Period within which the Participant's termination due to retirement occurs, the Participant shall be treated as withdrawing from the plan after the purchase of shares on such Exercise Date and all whole shares of Common Stock held by the Plan Agent in the Participant's account shall be distributed in certificate form, together with a check in lieu of any fractional share, unless within a period of 30 days from the Exercise Date the Participant provides notice to the Administrator that the Participant elects to have the shares sold and the proceeds so distributed.

     18. Adjustments Upon Changes in Capital Stock.

          a. Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during an Offering Period, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security or are otherwise affected by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration, the Committee will make a proportionate and appropriate adjustment in the number and kind of securities underlying the options, so that the proportionate interest of each Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock or other securities underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

          b. The Committee will make a commensurate change to the maximum number and kind of shares provided in Section 5.

          c. Any issue by the Company of Common Stock or any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this Section 18 specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

          d. In the event of a proposed sale of all or substantially all of the assets of the Company, or the consolidation or merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 15 hereof.

     19. Transfers, Assignments and Pledges. A Participant may not, voluntarily or involuntarily, assign, pledge or otherwise dispose of payroll deductions credited to the Participant's account or any rights to exercise an option or to receive shares of Common Stock under the Plan except, to the extent not inconsistent with other provisions of this Plan, by will or the laws of descent and distribution. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under Section 15.

     20. Amendment or Termination of Plan. The Committee may at any time terminate or amend the Plan without shareholder approval. In the event of Plan termination during an Offering Period, all payroll contributions for that Offering Period shall be distributed as soon as practicable after the termination. Any amendment of the Plan must be approved by the shareholders of the Company to take effect if such approval is required under the New York Business Corporation Law or Section 423 of the Code. The Company shall refund to each Participant the amount of payroll deductions credited to their account as of the date of termination as soon as administratively feasible following the effective date of the termination of the Plan.

     21. General Assets. Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this Plan will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the Participant's claim against the Company under the Plan, if any, will be only as a general creditor. The Participant will have no right, title or interest whatever in or to any investments that the Company may make to assist it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee or former Participant.

     22. Governing Law. The internal laws of the State of Illinois shall govern all matters relating to this Plan, without regard to the conflict of law provisions of any state or other jurisdiction. The Committee may adopt additional terms and conditions to the extent required to comply with local laws and regulations.

     23. Tax Withholding. To the extent that a Participant realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of dividends to an account, the Company may withhold amounts needed to cover such taxes from any payments due to the Participant under this Plan or otherwise.

     24. No Employment Contract. This Plan constitutes a voluntary act on the part of the Company and nothing contained herein shall be regarded as a permanent increase in salary or compensation, and therefore can be terminated under Section 20 hereof. Nothing contained in this Plan constitutes an employment contract between the Company (or any Subsidiary) and any Employee. The Plan does not directly or indirectly give an Employee or class of Employees any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate or otherwise modify the Employee's employment at any time. Participation in the Plan shall afford the Participant no additional rights to compensation or damages in consequence of the termination of the Participant's employment for any reason, including, without limitation, damages for Plan benefits which may have accrued during any period of reasonable notice to which the employee may be entitled. The Plan shall not confer upon any Employee any legal or equitable rights (other than those constituting the options themselves) against an Employer or give rise to any cause of action at law or in equity against any Employer or related company.

     25. Personnel Data.

          a. The Participant shall be advised by GATX that personnel data (as shall be specified in a Schedule of Data which shall be attached to the Authorization Agreement, as may be deemed necessary under local law) is being obtained and processed for the purpose of performing all obligations under the Plan.

          b. These obligations include but are not limited to the disclosure of the personnel data to GATX, the appointed Plan Agent and all relevant authorities who are entitled to the disclosure of the personnel data to give effect to the option granted under the Plan and the exercise of the option under the Plan.

          c. By completing the authorization agreement form the Participant shall acknowledge and consent that the disclosure of personnel data will include the disclosure to GATX and the appointed Plan Agent and all relevant authorities whose principal place of business is the United States of America and consent to the transfer of the personal data for this purpose to the United States of America.

     26. Legal Compliance. The Company will not issue any shares of Common Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the Participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal, state or other applicable laws otherwise prohibit.

     27. Duration of Plan. No Offering Period shall begin after or extend beyond December 31, 2014.

     28. Effective Date. The Plan shall become effective as of June 1, 1999 subject to approval by a majority of the votes cast by the holders of shares entitled to vote thereon at a special or annual meeting of the shareholders held on or before May 31, 1999. If the Plan is not so approved, the Plan shall not become effective.

                                      [LOGO]

                               GATX CORPORATION
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 23, 1999

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O   B. Anderson and David M. Edwards, and each of them, the undersigned's, true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders
 X of GATX CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 23, 1999, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE:PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 and 5.

Item 1 - ELECTION OF DIRECTORS        FOR    WITHHELD    WITHHELD AS
                                      ALL    FOR ALL     INDICATED BELOW*
                                      [ ]      [ ]           [ ]

           Nominees: James M. Denny, Richard Fairbanks,
           William C. Foote, Deborah M. Fretz, Richard A. Giesen,
           Miles L. Marsh, Michael E. Murphy,
           John W. Rogers, Jr. and Ronald H. Zech

*WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 -  APPROVAL OF AMENDMENT       FOR    AGAINST  ABSTAIN
          OF 1995 LONG TERM INCENTIVE [ ]      [ ]      [ ]
          COMPENSATION PLAN TO
          AUTHORIZE PARTICIPATION
          BY NON-EMPLOYEE DIRECTORS


Item 3 - APPROVAL OF ADDITIONAL       FOR    AGAINST  ABSTAIN
         SHARES FOR THE 1995 LONG     [ ]      [ ]      [ ]
         TERM INCENTIVE COMPENSATION
         PLAN

Item 4 - APPROVAL OF EMPLOYEE         FOR    AGAINST  ABSTAIN
         STOCK PURCHASE PLAN          [ ]      [ ]      [ ]

Item 5 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               GATX CORPORATION
                  SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 23, 1999

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and David M. Edwards, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 23, 1999, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE:PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 and 5.

Item 1 - ELECTION OF DIRECTORS        FOR    WITHHELD  WITHHELD
                                      ALL    FOR ALL   AS INDICATED BELOW*
                                      [ ]      [ ]     [ ]

           Nominees: James M. Denny, Richard Fairbanks,
           William C. Foote, Deborah M. Fretz, Richard A. Giesen,
           Miles L. Marsh, Michael E. Murphy,
           John W. Rogers and Jr. Ronald H. Zech

*WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AMENDMENT OF     FOR    AGAINST  ABSTAIN
         1995 LONG TERM INCENTIVE     [ ]      [ ]      [ ]
         COMPENSATION PLAN TO
         AUTHORIZE PARTICIPATION
         BY NON-EMPLOYEE DIRECTORS


Item 3 - APPROVAL OF ADDITIONAL       FOR    AGAINST  ABSTAIN
         SHARES FOR THE 1995 LONG     [ ]      [ ]      [ ]
         TERM INCENTIVE COMPENSATION
         PLAN


Item 4 - APPROVAL OF EMPLOYEE         FOR    AGAINST  ABSTAIN
         STOCK PURCHASE PLAN          [ ]      [ ]      [ ]

Item 5 - APPROVAL OF AUDITORS         FOR    AGAINST  ABSTAIN
                                      [ ]      [ ]      [ ]

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               GATX CORPORATION
                             LOGISTICS 401K PLAN
 P               PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 23, 1999

 R   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Ronald H. Zech, David
 O B. Anderson and David M. Edwards, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX
 X CORPORATION to be held at the office of the Company, 500 West Monroe Street, Chicago, Illinois, on Friday, April 23, 1999, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.
 Y
        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.
--------------------------------------------------------------------------------

     COMMENTS/ADDRESS CHANGE:PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 and 5.

Item 1 - ELECTION OF DIRECTORS        FOR    WITHHELD  WITHHELD AS
                                      ALL    FOR ALL   INDICATED BELOW*
                                      [ ]      [ ]     [ ]

           Nominees: James M. Denny, Richard Fairbanks,
           William C. Foote, Deborah M. Fretz, Richard A. Giesen,
           Miles L. Marsh, Michael E. Murphy,
           John W. Rogers, Jr. and Ronald H. Zech

*WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

Item 2 - APPROVAL OF AMENDMENT OF       FOR    AGAINST  ABSTAIN
         1995 LONG TERM  INCENTIVE      [ ]      [ ]      [ ]
         COMPENSATION PLAN TO
         AUTHORIZE PARTICIPATION
         BY NON EMPLOYEE DIRECTORS


Item 3 - APPROVAL OF ADDITIONAL         FOR    AGAINST  ABSTAIN
         SHARES FOR THE 1995 LONG       [ ]      [ ]      [ ]
         TERM INCENTIVE COMPENSATION
         PLAN


Item 4 - APPROVAL OF EMPLOYEE STOCK     FOR    AGAINST  ABSTAIN
         PURCHASE PLAN                  [ ]      [ ]      [ ]

Item 5 - APPROVAL OF AUDITORS           FOR    AGAINST  ABSTAIN
                                        [ ]      [ ]      [ ]


In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

                           COMMENTS/ADDRESS CHANGE

          Please mark this box if you have written comments/address   [ ]
                         change on the reverse side.


RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.

SIGNATURE_________________________SIGNATURE_________________________DATE_______

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -